UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NOTICE OF 2022

ANNUAL MEETING

OF STOCKHOLDERS

Dear Stockholders:

You are invited to attend Synchrony Financial’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 19, 2022 at 11:00 a.m., Eastern Time, for the following purposes:

• To elect the 12 directors named in the proxy statement for the coming year;

• To approve our named executive officers’ compensation in an advisory vote;

• To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2022; and

• To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

The meeting will be held virtually to provide expanded access, improved communication and cost savings for our stockholders and Synchrony Financial. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location. We ensure that at our virtual meeting, all attendees are afforded the same rights and opportunities to participate as they would at an in-person meeting. During the live Q&A session of the meeting, we answer questions as they come in, and we commit to publishing each question received following the meeting. The live webcast is available to stockholders and the general public at the time of the meeting, and a replay of the meeting is made publicly available on the company’s website. The website address for the virtual meeting is: www.virtualshareholdermeeting.com/SYF2022.

To participate in the meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. The meeting will begin promptly at 11:00 a.m., Eastern Time. Online check-in will begin at 10:45 a.m., Eastern Time, and you should allow for time to complete the online check-in procedure. You are eligible to vote if you were a stockholder of record at the close of business on March 24, 2022. Proxy materials are being mailed or made available to stockholders on or about April 5, 2022. Whether or not you plan to attend the meeting, please submit your proxy by mail, internet or telephone to ensure that your shares are represented at the meeting.

Sincerely,

Jonathan S. Mothner

Executive Vice President,

General Counsel and Secretary

April 5, 2022

PROXY

LOGISTICS

AT A GLANCE

DATE

May 19, 2022

TIME

11:00 a.m. Eastern Time

VIRTUAL MEETING

WEBSITE ADDRESS

www.virtualshareholder meeting.com/SYF2022

RECORD DATE

March 24, 2022

IMPORTANT NOTICE

REGARDING INTERNET

AVAILABILITY OF PROXY     MATERIALS FOR THE 2022

ANNUAL MEETING TO BE

HELD ON MAY 19, 2022

Our proxy materials relating to our Annual Meeting (notice, proxy statement and annual report) are available at www.proxyvote.com.

    2022 ANNUAL MEETING AND PROXY STATEMENT / 1

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    2022 ANNUAL MEETING AND PROXY STATEMENT / 3

PROXY SUMMARY

This summary highlights certain information in this proxy statement in connection with our 2022 Annual Meeting of Stockholders (the “Annual Meeting”). As it is only a summary and does not contain all of the information you should consider, please review the complete proxy statement before you vote. In this proxy statement, references to the “Company” and to “Synchrony” are to Synchrony Financial. For answers to frequently asked questions regarding the Annual Meeting, please refer to pages 68-70 of this proxy statement. Proxy materials are being mailed or made available to stockholders on or about April 5, 2022.

LOGISTICS	VOTING
DATE May 19, 2022	BY MAIL You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope (such proxy card must be received by May 18, 2022).
TIME 11:00 a.m. Eastern Time	BY TELEPHONE

VIRTUAL MEETING WEBSITE ADDRESS www.virtualshareholdermeeting.com/SYF2022	You may use the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card up until 11:59 p.m., Eastern Time, on May 18, 2022.
RECORD DATE March 24, 2022	BY THE INTERNET In Advance
You may vote online by visiting the internet website address indicated on your Notice or proxy card or scan the QR code indicated on your Notice or proxy card with your mobile device, and follow the on-screen instructions until 11:59 p.m., Eastern Time, on May 18, 2022.
ELIGIBILITY TO VOTE
You are eligible to vote if you were a stockholder of record at the close of business on March 24, 2022.

At the Annual Meeting
You may attend the virtual Annual Meeting by visiting this internet website address: www.virtualshareholdermeeting.com/SYF2022.

AGENDA
Election of 12 directors named in this proxy statement Majority of votes cast Page Reference — 17 BOARD RECOMMENDATION FOR	Advisory approval of our named executive officers’ compensation Majority of votes cast Page Reference —32 BOARD RECOMMENDATION FOR	Ratify the selection of KPMG LLP as our independent registered public accounting firm for 2022 Majority of votes cast Page Reference — 64 BOARD RECOMMENDATION FOR

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As the pandemic continued in 2021, Synchrony enacted strategic business changes to help ensure both short- and long-term success under this new business paradigm. Synchrony also successfully managed through a smooth CEO leadership transition while reorganizing the business to drive further growth for Synchrony’s partners and the Company. We also strived to be a best-in-class employer through increased transparency and support for our employees and the communities we serve. These changes and focused efforts coincided with some of our strongest business results since our IPO with record purchase volume of $166 billion and record net earnings of $4.2 billion.

STRATEGIC BUSINESS CHANGES

CEO Succession and other Leadership Changes— After leading Synchrony to become a publicly traded company and establishing the company’s culture and direction for more than a decade, Margaret Keane became Executive Chair and transitioned day-to-day leadership to Brian Doubles as President and CEO in April 2021. With the Board’s oversight and guidance, Margaret’s mentorship, and Brian’s background as President and prior to that as CFO, we believe the succession plan has been successful, as evidenced by our continued strong business results and feedback we’ve received from investors, employees, partners and other stakeholders.

Organizing for Growth—In June 2021, Synchrony announced organizational changes to further align our resources with our partners and evolving consumer expectations, while leveraging our innovation, data, expertise and scale to deliver products and capabilities to market faster. The changes are designed to help drive continued growth, execute our strategy, and deliver the right capabilities to partners and consumers through the industry’s most complete digitally enabled consumer financing and payments product suite. Based on their feedback, our partners have broadly embraced the reorganization and feel it will help better support their needs.

INCREASED TRANSPARENCY AND SUPPORT FOR EMPLOYEES AND COMMUNITIES

New Way of Working—By providing flexibility to employees on where they work, the company has embraced the wellness needs of the workforce. Turnover remains below pre-pandemic levels; 93% of employees are satisfied with our new way of working; applicant pools are up more than 25% and we have reduced the time to hire qualified applicants for our salaried roles.

Increased Transparency and Support for Diversity— With increased transparency on pay equity and representation, Synchrony is further embracing equity, diversity, and inclusion. In 2021, Synchrony worked with an independent 3rd party to continue our annual practice of reviewing the company’s pay equity for all employees globally with respect to base salary and bonus controlled for variables that impact pay including level, geography, function, and experience. Based on the analysis, Synchrony invested more than $5 million in pay adjustments, resulting in the company meeting its goal of 100% pay equity for employees across genders globally and across racial/ethnic groups in the United States. Synchrony is committed to continuing our global pay equity analysis and disclosing the results each year. Additionally, as further described below, both pay equity and increasing diverse representation year-over-year are now factors used by our Board of Directors in determining bonus funding for more than 3,500 leaders across the company. This focus has resulted in year-over-year improvement in diverse demographics by increasing representation of Blacks and Hispanics at the Vice President+ level in the U.S. and increasing the number of females in executive level roles globally. As of December 2021, our workforce in the U.S. comprised 46% non-white, 20% Black, 16% Hispanic, 7% Asian and globally, 59% female.

Supporting our Employees—In 2021, we continued to invest in our people through enhancements in compensation, benefits, flexibility and career development. We gave our employees the choice to work from home permanently which allows our diverse workforce—with diverse needs—the ability to choose the option that works best for them and to reap the benefits of greater work/life balance. We also raised our starting hourly wage to $20 per hour, increasing the standard of living for more than 5,000 full- and part-time employees in the U.S.

Supporting our Communities—Over the last three years, Synchrony’s new community development lending and investment activities totaled more than $1.2 billion. In 2021, Synchrony continued to support our communities in a variety of ways including (i) supplier diversity (ii) financial education (iii) skills and career development and (iv) investment in diverse startups. Synchrony was recognized as #7 on JUST Capital’s most recent list of U.S. Companies Supporting Healthy Communities and Families.

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PROXY SUMMARY

•	Supplier Diversity—Our increased efforts to support diverse suppliers has increased diverse representation in companies included in our Request for Proposals (RFPs) for contracts by 300%. Approximately half of the diverse suppliers responding to our proposals were selected to work with Synchrony.

•	Financial Education—Synchrony participates in Project REACh (“Roundtable for Economic Access and Change”) as a member of the steering committee of the Alternative Credit Assessment Utility Workstream to improve credit availability and consumer financial literacy for underserved communities, individuals and small businesses.

•	Skilling and Career Development—Synchrony continues to form new partnerships with nonprofit organizations already on the front lines of bringing education and skills training to the underserved in their communities including partnerships with LatinX Executive Alliance, TheMOMproject, AfroTech, and The Great Transformation organizations. In 2021, we refocused the mission of our Synchrony Foundation to better support and align our equity, diversity and inclusion efforts through a new platform called Education as an Equalizer. We invested $50 million in helping underrepresented groups acquire the skills, resources and training they need to advance their careers and livelihoods. In November 2021, Synchrony opened its doors to its new multi-million-dollar state-of-the-art Skills Academy based at our headquarters. The facility will house a number of community programs focused on skilling and reskilling the local workforce.

•	Investment in Diverse Startups—In 2021, Synchrony Ventures committed $15 million in venture capital funds led by diverse partners with a track record of investing in underrepresented startups. Our ventures team also committed up to $100 million towards opportunities spearheaded by Ariel Alternatives, LLC, a private equity subsidiary of Ariel Investments, LLC, whose mission is to scale sustainable minority-owned businesses and position these companies as leading suppliers to Fortune 500 companies. This strategic initiative will generate jobs, economic growth and equality within underrepresented populations from the entry level to the boardroom.

BUSINESS AND FINANCIAL RESULTS

Our core strategy to drive sustainable growth at attractive risk-adjusted returns is founded on three primary objectives of (i) Grow our existing partners and win new partners; (ii) Diversify our programs, products and markets; and (iii) Deliver best-in-class customer experiences.

While maintaining our focus on these objectives, we achieved the following strategic commercial results in 2021:

•	Expanded and retained partners with 36 new partner deals and 38 partner renewals

•	Diversified credit programs, partners, and markets through both organic and acquired capabilities including expansion of Health & Wellness, the acquisition of consumer finance provider Allegro Credit, partnerships with third party digital platforms that expand our reach with Clover and Epic Systems, and through Synchrony’s Buy Now, Pay Later (BNPL) offerings (i) SetPay, (ii) SetPay pay in 4 and (iii) our revolving equal payment product

•	Grew our customer base and credit volume with ~25 million new accounts and $166 billion in purchase volume (a company record)

We accomplished all these commercial strategy successes while maintaining strong relative performance against our direct peers*, ranking first in efficiency ratio** and second in return on assets. Over the prior 3 years, our Total Shareholder Return (TSR) ranked first among direct peers. During 2021, the Company also operated with a strong balance sheet with a 30.8% Return on Equity. With both commercial and financial success, we believe the business has been performing well and has the foundation to sustain its performance into the future.

*	Direct peers include Alliance Data Systems, American Express Company, Capital One Financial Corporation and Discover Financial Services.

**	Efficiency ratio represents (i) other expense, divided by (ii) sum of net interest income, plus other income, less retailer share arrangements.

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PROXY SUMMARY

FISCAL YEAR 2021 FINANCIAL PERFORMANCE HIGHLIGHTS

•	$4.2 billion in net earnings

•	4.5% return on assets

•	$3.4 billion in capital returned to shareholders

•	$7.34 earnings per diluted common share

•	38.9% Efficiency Ratio

The charts below highlight our 2021 efficiency ratio, return on assets, and 3-year total shareholder return (TSR) performance against our direct peers. These are key metrics we believe reflect our overall performance and fundamental strengths.

EFFICIENCY RATIO	RETURN ON ASSETS	3-YEAR TSR

OUR NAMED EXECUTIVE OFFICERS

The executive officers whose compensation we discuss in this CD&A—our named executive officers (“NEOs”) for 2021—are Margaret M. Keane, Executive Chair and former CEO; Brian D. Doubles, President and CEO; Brian J. Wenzel, Sr., Executive Vice President, CFO; Thomas M. Quindlen, Executive Vice President and CEO—Diversified & Value and Lifestyle; Alberto B. Casellas, Executive Vice President and CEO—Health & Wellness; and Carol D. Juel, Executive Vice President and Chief Technology and Operating Officer.

On March 31, 2021, the Board approved the appointment of Margaret Keane to Executive Chair of the Board of Directors of the Company with continued participation in the Company’s employee benefit plans and arrangements, with the same level of benefits that Ms. Keane received prior to such transition in the case of executive arrangements. The Board also appointed Brian Doubles to President and CEO. Transition pay changes for both executives are detailed in the “Summary Compensation Table” below.

At its May meeting, the Board of the Company approved the following changes to roles and responsibilities of our NEOs effective June 14, 2021:

•	Thomas Quindlen appointed Executive Vice President and CEO of the Diversified & Value and Lifestyle platforms; he is also responsible for overseeing business development activities across the Company

•	Carol Juel appointed to Executive Vice President and Chief Technology and Operating Officer, responsible for the newly combined Technology and Operations organization

Thomas Quindlen previously served as Executive Vice President and CEO-Retail Card from February 2014 to June 2021. Carol Juel previously served as Executive Vice President and Chief Information Officer from October 2011 to June 2021.

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PROXY SUMMARY

COMPENSATION PHILOSOPHY

TARGET COMPENSATION

A majority of our NEOs’ compensation is performance-based and therefore at risk. The only fixed compensation paid is base salary, which represents approximately 12% of the CEO’s total direct compensation and no more than 22% of the other NEOs’ total direct compensation. The 2021 mix of direct pay charts for our CEO and CFO are shown below.

Below we illustrate the pay trend of our CEO pay from 2017 through 2021 which reflects our consideration of market pay levels, performance, and transition to a newly appointed CEO in April 2021. CEO Direct Pay below for years 2017 through 2020 reflect target pay for Margaret Keane while CEO. The lower target pay in 2021 reflects Brian Doubles transition pay in his first year as CEO.

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PROXY SUMMARY

2021 SAY-ON-PAY ADVISORY VOTE AND STAKEHOLDER ENGAGEMENT ON EXECUTIVE COMPENSATION

At our 2021 annual meeting of stockholders, our investors supported the compensation for our named executive officers with more than 90% of the votes approving the advisory say-on-pay item. Our MDCC considers the results of our say-on-pay advisory vote as part of its review of our overall compensation programs and policies. In 2021, we continued our regular engagement with stakeholders regarding our compensation program. We also engaged with proxy advisory firms and sought regulatory perspectives.

BEST PRACTICE COMPENSATION PROGRAMS AND POLICIES

The MDCC has implemented the following measures as part of our executive compensation programs:

WHAT WE DO	WHAT WE DON’T DO

Substantial portion of executive pay based on performance against goals set by the MDCC	No hedging or pledging of Company stock

Risk governance framework underlies compensation decisions	No employment agreements for executive officers

Stock ownership requirements for executive officers	No tax gross-ups for executive officers

Minimum vesting of 12 months for any options or stock appreciation rights	No discretion to accelerate the vesting of awards

Minimum vesting of 12 months for any restricted stock units (“RSUs”)	No cash buyouts of stock options or stock appreciation rights with exercise prices that are not in-the-money

Greater percent of equity grants in Performance Share Units (55%) which are performance-based over Restricted Stock Units (45%)	No payout of dividends on unvested equity prior to the vesting date

Compensation subject to claw-back in the event of misconduct, or due to “no fault” in the case of financial restatements for all NEOs	No backdating or repricing of stock option awards

Limited perquisites

Peer company benchmarking, targeting median among peers with additional consideration based on the size, scope and impact of role, market data, leadership skills, length of service and both company and individual performance and contributions

Double-trigger vesting of equity and long-term incentive plan awards upon change in control

Annual “Say-on-Pay” frequency

Independent compensation consultant advises the MDCC

Include relative performance metric via Total Shareholder Return modifier on long-term performance awards linked to stockholder returns relative to peers

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CORPORATE GOVERNANCE

We believe that strong corporate governance is integral to building long-term value for our stockholders and enabling effective Board oversight. We are committed to governance policies and practices that serve the interests of the Company and its stockholders. The Board monitors emerging issues in the governance community and regularly reviews our governance practices to incorporate evolving best practices and stockholder feedback.

 A FEW OF OUR CORPORATE GOVERNANCE BEST PRACTICES INCLUDE:

BOARD’S ROLE IN STRATEGY

The Board actively oversees the Company’s strategic direction and the performance of our business and management. On an annual basis, the Board conducts an intensive, multi-day review of the Company’s short-, medium- and long-term strategic plan, taking into consideration economic, consumer, technology and other significant trends, as well as developments in the industry and regulatory initiatives. The Board’s input is then incorporated into the strategic plan and approved at the subsequent Board meeting. The output of these meetings provides the strategic context for the Board’s discussions at its meetings throughout the next year, including regular updates and feedback from the Board on the Company’s progress on its strategic plan and deep dives on developments in important areas such as cyber security. In addition, the Board regularly discusses and reviews feedback on strategy from our stockholders and other stakeholders, and often engages with internal and external experts and advisors to ensure our strategy reflects the latest competitive landscape.

In 2021, the Board supported management’s execution of key strategic imperatives, focusing on growing the core, diversifying the business and expanding from three to five new sales platforms:

Winning and Growing Large Programs—In 2021, we signed 36 new partners and renewed 38 others, such as long-term partners American Eagle, Ashley HomeStore, and the TJX Companies. We continued to grow our digital partner programs, including Amazon, PayPal, which includes our Venmo program, and Verizon. We expanded our relationship with PayPal, establishing the PayPal Savings Program, whereby Synchrony will offer PayPal-branded savings accounts through PayPal’s mobile application and website.

Diversifying and Expanding With New Products and New Markets—In 2021, we launched a large-scale partner program with Walgreens with fully digital integration across all channels, completed our acquisition of Allegro Credit, announced our Clover partnership as a new distribution channel, and created a strategic partnership with Skipify to transform digital commerce with our retail partners.

Organizing for Growth—We expanded our sales platforms from three to five—Home & Auto, Digital, Diversified & Value, Health & Wellness, and Lifestyle—to better serve partners, deepen industry focus and enhance customer experiences. We created a growth organization to scale products, capabilities and services more quickly across these five platforms, and we combined the technology and operations teams to fuel digital innovation and drive operational excellence and efficiency.

Looking ahead, the Company remains focused on improving all aspects of the customer experience, starting with a quick, seamless account opening process all the way through account self-servicing features. We plan to continue to invest heavily in digital innovations to develop new products and services that drive deeper customer relationships.

BOARD COMMITMENT TO DIVERSITY

Since our IPO, the Board has consistently believed that sustainable, long-term stockholder value creation requires caring for our business, our customers, our partners, our employees, our communities, and the environment. We believe diversity makes our business stronger, more innovative and more successful. We have strong hiring practices for women, minorities, veterans, the LGBTQ community and people with disabilities. We promote this inclusive culture by sponsoring eight different employee D&I Networks. Our Board includes seven directors (out of 12)1 who are women and/or minorities, making us one of the most diverse

1As of April 1, 2022, when the Board appointed Kamila Chytil as a director, the Board consisted of 13 directors. As of the Annual Meeting on May 19, 2022, when Olympia Snowe retires, the Board will consist of 12 directors.

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boards of directors among commercial banks and diversified financials in the Fortune 200.2 Ten of our 12 directors are independent; four are women; four are minorities; and one is a veteran. This diversity enables our Board to guide and oversee management more effectively, bringing strategically relevant, forward-looking and inclusive perspectives to our boardroom.

In 2021, our Board continued its elevated attention to, and further expanded its activities to support social justice and racial equity within Synchrony and in our communities. Our Board received regular updates on progress in Synchrony’s equity, diversity and inclusion efforts. Our directors hosted all-employee events on equity, diversity and inclusion in the workplace, participated in our annual Global Diversity Experience, and shared their thought leadership on equity, diversity and inclusion at conferences and in publications.

BOARD FOCUS ON OTHER ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

The pandemic and other recent social justice issues underscore the importance of Board engagement on diversity and other environmental, social and governance matters (ESG). To this end, our full Board actively engages on our most significant ESG topics throughout the year. Our Board delegates primary responsibility for oversight of our ESG strategy and performance to our Nominating and Corporate Governance Committee. All our Board committees engage in matters that impact our ESG strategy and performance. For example: our Audit and Risk Committees oversee compliance matters; our Risk Committee oversees cyber security and other operational risks; and our Management Development and Compensation Committee oversees human capital practices, including our equity, diversity and inclusion efforts. Our Nominating and Corporate Governance Committee regularly reports to the Board on the ESG-related activities of the Board committees. In 2021, our Nominating and Corporate Governance Committee expanded its ESG-related agenda items, and commenced holding an annual joint meeting with our Management Development and Compensation Committee in recognition of the significance of the human capital and community initiatives in our ESG strategy and performance.

You can read more about our ESG efforts in our ESG report at www.synchrony.com. Our ESG report is not, and will not be deemed to be, a part of this proxy statement or incorporated by reference into any of our other filings with the U.S. Securities and Exchange Commission (the “SEC”).

BOARD OVERSIGHT OF CYBER SECURITY AND TECHNOLOGY

The protection and security of financial and personal information of our consumers is one of the Company’s highest priorities. To that end, we have an extensive cyber security governance framework in place. The Board and its Risk Committee receive regular reports on cyber security and oversee a comprehensive information security program that includes administrative, technical and physical safeguards and provides an appropriate level of protection to maintain the confidentiality, integrity, and availability of our Company’s and our customers’ information. This includes protecting against any known or evolving threats to the security or integrity of customer records and information, and against unauthorized access to or use of customer records or information. Our information security program is continuously adapting to an evolving landscape of emerging threats and available technology, and we have developed a security strategy and implemented multiple layers of controls embedded throughout our technology environment that establish multiple control points between threats and our assets. We evaluate the effectiveness of the key security controls through ongoing assessment and measurement. When the Company’s employees shifted to working remotely due to the pandemic, this cyber security governance framework set the foundation for the Risk Committee to engage seamlessly with management and actively oversee and monitor the cyber risks of work from home.

2Based on publicly available information as of February 24, 2022.

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CORPORATE GOVERNANCE

A key part of our strategic focus is the continued development of innovative, efficient, and flexible technology to deliver products and services that meet the needs of our partners and enables us to operate our business efficiently. The integration of our technology with our partners is at the core of our value proposition, enabling us to help our partners anticipate and deliver the experiences and tools consumers want, while reducing fraud and enhancing customer service. Recognizing the importance of technology and innovation to our future success, the Company’s Technology Committee provides regular updates to the full Board on industry developments and best practices. The Chair of the Technology Committee is Art Coviello, a leader in the technology industry and former Executive Vice President of EMC Corporation and Executive Chairman of RSA Security, Inc.

STOCKHOLDER ENGAGEMENT

We continue to value our stockholders’ perspectives on our strategy and governance practices. We believe that maintaining a dialogue with our stockholders allows us to better understand and respond to their perspectives on matters of importance to them. As part of our regular stockholder engagement in 2021, we engaged with representatives of a majority of our outstanding shares on a variety of topics, including our growth plans, business strategy, board composition, compensation practices and ESG issues. We also hosted our first Investor Day to provide stockholders and other stakeholders a deeper dive into our business model, long-term growth strategy and financial operating framework.

BOARD REFRESHMENT

The Nominating and Corporate Governance Committee routinely assesses the composition of our Board to ensure that we have the right mix of skills and experience to maximize our Board’s potential and align our Board’s strengths with our strategic direction. To this end, since 2019, the Board has added four new directors with expertise in healthcare, the consumer sector, and risk management in the consumer banking sector. As a group, our Board possesses expertise in areas directly relevant to our business and strategy—including accounting, consumer banking, credit cards, cyber security, government affairs, healthcare, marketing, retail, risk management, digital and technology.

BOARD OVERSIGHT OF COVID-19

In 2021, the Board and its committees continued to engage with management on matters relating to the impact of the COVID-19 pandemic on our employees, operations, partners, customers, communities and overall financial performance. As part of this engagement, the Board oversaw the transformation of our organization to our new flexible work strategy, with the goal of being nimble and agile and with a focus on cyber security and other risks that may be associated with our hybrid work from home and work from hub model. Our directors also continued to support efforts to promote the safety, wellness and well-being of our employees and their families.

THIRD-PARTY BOARD ASSESSMENT

Considering the changes in our Board composition and leadership in 2021, our Board determined to conduct its annual self-evaluation in 2021 with the assistance of an independent consultant, one year ahead of schedule. This third-party expert interviewed each director to obtain his or her assessment of the effectiveness of the Board, including director performance and Board culture. The individual assessments were then summarized and presented to the Board for discussion. The results of the evaluation confirmed the Board’s view that the Company is performing well and that the Board is delivering effective oversight and governance of critically important business areas. Going forward, the Board intends to resume its practice of retaining an independent consultant to assist with its annual self-evaluation every third year.

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CORPORATE GOVERNANCE

          CORPORATE GOVERNANCE PRACTICES

              OUR GOVERNANCE HIGHLIGHTS INCLUDE:

10 out of 12 directors are independent

Experienced Board members with a diversity of skills and experiences

7 out of 12 directors are women and/or minorities

Two out of five Board committee chairs are women and/or minorities

Each of the Audit Committee, MDCC, Nominating and Corporate Governance Committee and Risk Committee is comprised exclusively of independent directors

Lead Independent Director of the Board

Regular meetings of independent directors in executive session without management
Annual election of all directors

Majority voting standard for directors in uncontested elections

Stockholder special meetings may be called upon the request of a majority of stockholders

Single-class voting structure (one share, one vote)

No stockholder rights plan

Stock ownership requirements for our executive officers and directors

Stockholder proxy access

Nominating and Corporate Governance Committee regularly reviews overall corporate governance framework and oversees the Company’s ESG efforts

2022 ANNUAL MEETING AND PROXY STATEMENT / 13

CORPORATE GOVERNANCE

BOARD OF DIRECTORS

We believe that our directors possess the highest personal and professional ethics, deep industry knowledge and expertise, and are committed to representing the long-term interests of our stockholders. We deliberately and thoughtfully formed a Board with diverse perspectives and experiences, which we believe is critical to effective corporate governance and to achieving our strategic goals. Ten of the 12 directors on our Board are independent, four of the directors are women and four of the directors are minorities. The composition of the Board reflects distinct and varied professional experience and cognitive diversity.

SKILLS MATRIX

	FERNANDO AGUIRRE	PAGET ALVES	KAMILA CHYTIL	ARTHUR COVIELLO	BRIAN DOUBLES	WILLIAM GRAYLIN	ROY GUTHRIE	MARGARET KEANE	JEFFREY NAYLOR	BILL PARKER	LAUREL RICHIE	ELLEN ZANE

RISK EXPERT		X		X			X		X	X
FINANCIAL EXPERT	X	X	X	X	X		X	X	X			X
CREDIT CARDS			X		X		X	X	X	X
CORE BANKING/ RETAIL LENDING			X		X		X	X		X
HEALTHCARE	X											X
GENDER DIVERSITY			X					X			X	X
ETHNIC DIVERSITY	X	X				X					X
DIRECT CONSUMER/ RETAILERS	X	X	X			X			X		X
TECH/ DIGITAL/ CYBER		X	X	X		X
GOVERNMENT/ REGULATORY	X				X		X	X		X		X

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CORPORATE GOVERNANCE

2022 ANNUAL MEETING AND PROXY STATEMENT / 15

CORPORATE GOVERNANCE

BOARD QUALIFICATIONS

NAME	AGE	DIRECTOR SINCE	INDEPENDENT	COMMITTEE MEMBERSHIP

Margaret M. Keane Executive Chair of the Board; Former President and CEO of Synchrony Financial	62	2014		Technology

Brian D. Doubles President and CEO of Synchrony Financial	46	2021

Fernando Aguirre Former Chairman, President and CEO of Chiquita Brands International, Inc.	64	2019		Management Development and Compensation; Nominating and Corporate Governance (Chair)[3]

Paget L. Alves Former Chief Sales Officer of Sprint Corporation	67	2015		Audit; Nominating and Corporate Governance[3]

Kamila Chytil Chief Operating Officer of DentaQuest LLC	42	2022

Arthur W. Coviello, Jr. Former Executive Vice President of EMC Corporation; Former Executive Chairman of RSA Security, Inc.	68	2015		Risk; Technology (Chair)

William W. Graylin Chairman and CEO of OV Loop, Inc.; Chairman and CEO of Indigo Technologies, Inc.; Former Global Co-General Manager of Samsung Pay, Samsung Electronics America, Inc.	53	2015		Risk; Technology

Roy A. Guthrie Former CEO of Renovate America, Inc.; Former Executive Vice President and Chief Financial Officer of Discover Financial Services, Inc.	68	2014		Risk (Chair)

Jeffrey G. Naylor Lead Independent Director of the Board; Former CFO and Chief Administrative Officer of the TJX Companies, Inc.	63	2014		Audit (Chair); Management Development and Compensation

P.W. “Bill” Parker Former Vice Chairman and Chief Risk Officer of U.S. Bancorp	65	2020		Nominating and Corporate Governance; Risk

Laurel J. Richie Former President of the Women’s National Basketball Association LLC	63	2015		Management Development and Compensation (Chair); Nominating and Corporate Governance

Ellen M. Zane Former President and CEO of Tufts Medical Center and Tufts Children’s Hospital	70	2019		Audit; Management Development and Compensation

3In accordance with our Governance Principles, directors will not be nominated for election to the Board after their 75th birthday except in special circumstances. Accordingly, Olympia Snowe will not be nominated for election to the Board and will cease to be a director at the Annual Meeting. At that time, Mr. Aguirre will become Chair of the Nominating and Corporate Governance Committee and Mr. Alves will move from the Technology Committee to the Nominating and Corporate Governance Committee.

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CORPORATE GOVERNANCE

ITEM 1—ELECTION OF DIRECTORS

At the time of the Annual Meeting, the Board will consist of 12 directors: our Executive Chair of the Board, Margaret M. Keane, our President and CEO, Brian D. Doubles, and 10 directors who are “independent” under the listing standards of the New York Stock Exchange (“NYSE”) and our own independence standards set forth in our Governance Principles. The independent directors are Fernando Aguirre, Paget L. Alves, Kamila Chytil, Arthur W. Coviello, Jr., William W. Graylin, Roy A. Guthrie, Jeffrey G. Naylor, Bill Parker, Laurel J. Richie and Ellen M. Zane (together, the “Independent Directors”). Under our Bylaws, our directors will be elected annually by a majority vote in uncontested elections. As discussed under “Committees of the Board of Directors” below, our Nominating and Corporate Governance Committee is responsible for recommending to our Board, for its approval, the director nominees to be presented for stockholder approval at each annual meeting.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Each of the 12 director nominees (the “Director Nominees”) listed on the following pages is currently a director of the Company.

The following biographies describe the business experience of each Director Nominee. Following the biographical information for each Director Nominee, we have listed specific qualifications that the Board considered in determining whether to recommend that the director be nominated for election at the Annual Meeting.

If elected, each of the Director Nominees is expected to serve for a term of one year or until their successors are duly elected and qualified. The Board expects that each of the Director Nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the Director Nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute Director Nominees as the Board may nominate.

THE BOARD RECOMMENDS A VOTE FOR the following nominees for election as directors.

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CORPORATE GOVERNANCE

MARGARET M. KEANE
EXECUTIVE CHAIR OF THE BOARD

Name and present position, if any, with the Company

Ms. Keane, 62, was appointed Executive Chair of the Board in April 2021. Ms. Keane served as our CEO from February 2014 to March 2021 and our President from February 2014 to May 2019. She previously served as CEO and President of the North American retail finance business of the General Electric Company ("GE") from April 2011 to February 2014.

She has also been a member of the Board since 2013 and a member of the Board of Directors of Synchrony Bank (the "Bank") since 2009. From June 2004 to April 2011, Ms. Keane served as President and CEO of the Retail Card platform of GE's North American retail finance business. From January 2002 to May 2004, Ms. Keane served as Senior Vice President of Operations of the Retail Card platform of GE's North American retail finance business. From January 2000 to December 2001, Ms. Keane served as Chief Quality Leader of GE Capital Corporation ("GECC"). From October 1999 to December 1999, Ms. Keane served as Shared Services Leader for GECC's Mid-Market Leasing Businesses. Prior to that, Ms. Keane served in various operations and quality leadership roles at GECC and Citibank. Ms. Keane serves on the Board of Directors of The Allstate Corporation, a publicly-held personal lines insurer. Ms. Keane received a B.A. in Government and Politics and an M.B.A. from St. John's University.

We believe that Ms. Keane should serve as Executive Chair of the Board due to her extensive experience in the retail finance business and the unique perspective she brings as our former CEO.

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CORPORATE GOVERNANCE

BRIAN D. DOUBLES

PRESIDENT AND CHIEF EXECUTIVE OFFICER

Mr. Doubles, 46, has been our CEO and a director since April 2021 and our President since May 2019. He has also been a member of the board of directors of the Bank since 2009. Mr. Doubles previously served as our Executive Vice President and CFO from February 2014 to April 2019 and as CFO of GE's North American retail finance business from January 2009 to February 2014. From July 2008 to January 2009, Mr. Doubles served as Vice President of Financial Planning and Analysis of GE's global consumer finance business. From March 2007 to July 2008, Mr. Doubles led the wind-down of GE's U.S. mortgage business as CFO and subsequently as CEO. From May 2006 to March 2007, Mr. Doubles served as Vice President of Financial Planning and Analysis of GE's North American retail finance business. From January 2001 to May 2006, Mr. Doubles served in roles of increasing responsibility for GE's internal audit staff. From February 1998 to January 2001, Mr. Doubles held various roles as part of a GE management leadership program. Mr. Doubles received a B.S. in Engineering from Michigan State University.

We believe that Mr. Doubles should serve as a member of the Board due to his extensive experience in the retail finance business and the perspective he brings as our President and CEO.

CORPORATE GOVERNANCE

Name and present position, if any, with the Company

Age, period served as a director and other business experience

Mr. Aguirre, 64, has been a director since July 2019. He served as President and CEO of Chiquita Brands International, Inc. from January 2004 to October 2012 and also served as Chairman from May 2004 to October 2012. Prior to that, Mr. Aguirre held various global marketing and management roles at Procter & Gamble from 1980 to 2004. Mr. Aguirre is currently on the boards of directors of CVS Health, a publicly-traded American healthcare company that owns CVS Pharmacy, CVS Caremark, and Aetna; and Barry Callebaut, a publicly-traded company which is one of the world’s largest cocoa processors and chocolate manufacturers. He previously served on other boards including Aetna, Inc., Coca-Cola Enterprises, and Levi Strauss & Co. Mr. Aguirre is currently the Owner & CEO of the Erie SeaWolves Minor League Baseball team, the double AA affiliate of the Detroit Tigers. He also owns a minority stake in the Myrtle Beach Pelicans, a low A affiliate of the Chicago Cubs. A native of Mexico, Mr. Aguirre is a prominent figure in the Hispanic community, recognized as one of the 100 Influentials by Hispanic Business Magazine and honored with the Hispanic Heritage Leadership Award by the NFL. Mr. Aguirre received a B.S. from Southern Illinois University Edwardsville.

We believe that Mr. Aguirre should serve as a member of the Board due to his significant knowledge and experience in the areas of leadership, strategy, digital marketing, branding, and communications, as well as his extensive experience as chair and CEO of a large publicly-traded company and as a director of other publicly-traded companies.

Mr. Alves, 67, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. He has also been a member of the Board of Directors of the Bank since January 2017. He served as Chief Sales Officer of Sprint Corporation, a wireless and wireline communications services provider, from January 2012 to September 2013 after serving as President of that company’s Business Markets Group from 2009 to 2012. Prior thereto, Mr. Alves held various positions at Sprint Corporation, including President, Sales and Distribution, from 2008 to 2009; President, South Region, from 2006 to 2008; Senior Vice President, Enterprise Markets, from 2005 to 2006; and President, Strategic Markets, from 2003 to 2005. Between 2002 and 2003, he served as President and Chief Operating Officer of Centennial Communications Corporation and from 2000 to 2001 served as President and CEO of PointOne Telecommunications, Inc. Mr. Alves currently serves on the boards of directors of Assurant, Inc., a publicly-traded global provider of risk management products and services; and Yum! Brands, Inc., a company that develops, operates, franchises, and licenses a system of quick-service restaurants. Mr. Alves served on the board of International Game Technology PLC, a manufacturer and distributor of microprocessor-based gaming and video lottery products and software systems from 2015 to 2020. He previously served on the boards of directors of GTECH Holdings Corporation from 2005 to 2006, Herman Miller, Inc. from 2008 to 2010 and International Game Technology Inc. from 2010 to 2015. In 2017 and 2021, Savoy magazine recognized Mr. Alves among Savoy’s Most Influential Black Corporate Directors. Mr. Alves received a B.S. in Industrial and Labor Relations and a J.D. from Cornell University.

We believe that Mr. Alves should serve as a member of the Board due to his executive management and leadership experience, including leadership roles with technology companies, his extensive background in sales, his financial expertise and his experience with strategic and business development. He also has experience with strategic corporate transactions, including mergers and acquisitions. The Board has determined that Mr. Alves qualifies as an “audit committee financial expert” as defined in Item 407(d) (5) of Regulation S-K.

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CORPORATE GOVERNANCE

Name and present position, if any, with the Company

Age, period served as a director and other business experience

Ms. Chytil, 42, has been a director since April 2022. Ms. Chytil has been the Chief Operating Officer of DentaQuest LLC, a private equity backed oral health care company, since March 2021. From October 2019 to March 2021, she served as the Chief Operating Officer of MoneyGram International, a public cross-border P2P payments and money transfer company. From May 2016 to October 2019, she served as MoneyGram’s Chief Global Operations Officer, and from May 2015 to May 2016 as its Senior Vice President of Key Partnerships and Payments. From August 2004 to March 2015, Ms. Chytil held various positions of increasing responsibility at FIS, a Financial Technology (FinTech) corporation that offers a wide range of financial products and services. At FIS, she served in multiple risk management, analytics, and operational roles, including Senior Vice President and General Manager of Retail Payments, focusing on traditional financial services as well as retail and underbanked focused financial products. From January 2003 to August 2004, she served as a Business Analyst at Danka Office Imaging Company and from May 2000 to January 2003 she served as an Account Manager at Capital One Financial Corporation. Ms. Chytil served as a board member for MoneyGram Foundation from 2019 to 2021; MoneyGram Poland from 2016 to 2021; and MoneyGram Payment Systems, Inc. from 2017 to 2021. In 2020, Ms. Chytil contributed to multiple articles on digital transformation in Forbes FinTech. In 2016 she was voted Woman of the Year in Business, Poland; and in 2017, she was awarded the Dallas Business Journal 40 under 40 award and she was chosen by PaymentSource as 1 of 25 Most Influential Women in Payments. Ms. Chytil earned a B.S. in International Business and Finance from the University of Tampa and an M.B.A. from the University of Florida.

We believe that Ms. Chytil should serve as a member of the Board due to her executive management and leadership experience, and her extensive background in consumer finance, technology and operations.

Mr. Coviello, 68, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. He has also been a member of the Board of Directors of the Bank since January 2017. Since 2015 he has been an independent cyber security consultant. He served as Executive Vice President of EMC Corporation, an IT infrastructure company, and Executive Chairman of RSA Security, Inc. (“RSA”), the Security Division of EMC Corporation and a provider of security, risk and compliance solutions, from 2011 to 2015, after serving as Executive Vice President and President of RSA from 2006 to 2011. Prior thereto, Mr. Coviello held various executive positions at RSA, including President and CEO from 2000 to 2006, and President from 1999 to 2000. Prior to RSA, he had extensive financial and operating management expertise in several technology companies. Mr. Coviello currently serves on the boards of directors of Tenable Holdings, Inc., a provider of Cyber Exposure solutions, which is a discipline for managing and measuring cyber security risk; Mandiant, Inc., a publicly traded cyber security company which develops cyber security solutions to help organizations protect against advanced persistent threats (APTs), malware, and other cyberattacks; Epiphany Technology Acquisition Corp., a special purpose acquisition company focused on the technology industry; and two private companies, SecZetta, a provider of identity management software for governing and managing third party risk; and Bugcrowd, Inc., which uses tens of thousands of independent researchers to assist its customers in finding security vulnerabilities in their software. Mr. Coviello previously served on the boards of directors of EnerNOC, Inc., Gigamon, Inc., AtHoc, RSA, Sana Security, Inc., ZeroNorth, Capsule8 and Cylance, Inc. He received a B.B.A. in Accounting from the University of Massachusetts.

We believe that Mr. Coviello should serve as a member of the Board due to his leadership experience, including as CEO of a publicly-traded company, his extensive financial expertise and accounting background and his considerable experience in technology and cyber security.

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Name and present position, if any, with the Company

Age, period served as a director and other business experience

Mr. Graylin, 53, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. He has been Chairman and CEO of OV Loop, Inc., a super-app and connected commerce platform company to help people and brands better interact & transact, since 2018. He is also Chairman and CEO of Indigo Technologies, Inc., a provider of breakthrough Robotic Wheels for Ultra-Efficient & Smooth Electric Vehicles. Prior thereto, Mr. Graylin was Global Co-General Manager of Samsung Pay, the mobile payment platform of Samsung Electronics America, Inc., from February 2015 to April 2018. From 2012 to 2015, he was Founder and CEO of LoopPay, Inc., a mobile payment company; from 2007 to 2012, he was Founder and CEO of Roam Data, Inc., a developer of mobile point of sale software; from 2002 to 2007, he was Founder, Chairman and CEO of Way Systems, Inc.; and from 2000 to 2001, he was Founder and CEO of Entitlenet, Inc. Mr. Graylin served in the United States Navy as a Nuclear Submarine Officer from 1992 to 1998. He currently serves on the boards of directors of several privately held high-tech startups including: People Power, Inc., an IoT (internet of things) services company managed by artificial intelligence for home automation, security and senior care; Feelter, Inc., crowd-sourced trusted reviews to improve eCommerce conversions; and Global Unites, a non-profit organization training and equipping youths on conflict transformation and reconciliation in 15 countries. In addition, Mr. Graylin is a Connection Science Fellow with MIT’s Media Lab. He received a B.S. in Electrical Engineering and Computer Science and a B.A. in Chinese Linguistics and Literature from the University of Washington; an M.B.A. from the Sloan School of Management, Massachusetts Institute of Technology; and an M.S. in Electrical Engineering and Computer Science from Massachusetts Institute of Technology.

We believe that Mr. Graylin should serve as a member of the Board due to his executive management and leadership experience, and his extensive background as an entrepreneur and innovator in technology.

Mr. Guthrie, 68, joined our Board and the Board of Directors of the Bank in connection with our initial public offering in July 2014 (the “IPO”). From October 2017 to September 2018, Mr. Guthrie served as CEO of Renovate America, Inc., a privately-owned financial services company. From July 2005 to January 2012, Mr. Guthrie served as Executive Vice President, and from July 2005 to May 2011 as CFO of Discover Financial Services, Inc., a direct banking and payments company. From September 2000 to July 2004, he served as President and CEO of various businesses of Citigroup Inc., including CitiFinancial International from 2000 to 2004 and CitiCapital from 2000 to 2001. From April 1978 to September 2000, Mr. Guthrie served in various roles of increasing responsibility at Associates First Capital Corporation. Mr. Guthrie serves on the boards of directors of Mr. Cooper Group, Inc., an originator and servicer of real estate mortgage loans; OneMain Holdings, Inc., a financial services company; and Cascade Acquisition Corporation, a special purpose acquisition company focused on the financial services industry. He previously served on the boards of directors of LifeLock, Inc. and Garrison Capital Inc. During his tenure with Discover Financial Services, Inc., he also served on the board of directors of Discover Bank. Mr. Guthrie received a B.A. in Economics from Hanover College and an M.B.A. from Drake University.

We believe that Mr. Guthrie should serve as a member of the Board due to his leadership experience, including as CFO of two publicly-traded companies and as a director of other publicly-traded companies, financial expertise and accounting background, risk management experience and extensive experience in consumer finance (including the private-label credit card industry), including more than 30 years of experience in finance and/or operating roles.

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CORPORATE GOVERNANCE

Name and present position, if any, with the Company

Age, period served as a director and other business experience

Mr. Naylor, 63, was appointed Lead Independent Director of the Board in April 2021. Mr. Naylor joined our Board and the board of directors of the Bank in connection with the IPO in July 2014. From February 2013 to April 2014, Mr. Naylor served as Senior Corporate Advisor of the TJX Companies, Inc., a retail company of apparel and home fashions. From January 2012 to February 2013, Mr. Naylor served as Senior Executive Vice President and CAO of the TJX Companies, Inc.; from February 2009 to January 2012, he served as its Senior Executive Vice President, Chief Financial and Administrative Officer; from June 2007 to February 2009, he served as its Senior Executive Vice President, Chief Administrative and Business Development Officer; from September 2006 to June 2007, he served as its Senior Executive Vice President, Chief Financial and Administrative Officer; and from February 2004 to September 2006, he served as its CFO. From September 2001 to January 2004, Mr. Naylor served as Senior Vice President and CFO of Big Lots, Inc. From September 2000 to September 2001, Mr. Naylor served as Senior Vice President, Chief Financial and Administrative Officer of Dade Behring, Inc. From November 1998 to September 2000, he served as Vice President, Controller of The Limited, Inc. Mr. Naylor serves on the boards of directors of two public companies: Dollar Tree, Inc., an operator of discount variety stores; and Wayfair, Inc., an e-commerce retailer of home furnishings and decor. Mr. Naylor received a B.A. in Economics and Political Science from Northwestern University and an M.B.A. from the J.L. Kellogg Graduate School of Management.

We believe that Mr. Naylor should serve as a member of the Board due to his executive management and leadership experience, including as CFO of a publicly-traded company and as a director of other publicly-traded companies, his extensive financial expertise and accounting background, and his considerable experience accumulated over the course of 25 years in the retail and consumer goods industries. The Board has determined that Mr. Naylor qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Mr. Parker, 65, has been a director since July 2020. Mr. Parker served as Vice Chairman and Chief Risk Officer of U.S. Bancorp from December 2013 to September 2018. From October 2007 until December 2013 he served as Executive Vice President and Chief Credit Officer of U.S. Bancorp. From March 2005 until October 2007, he served as Executive Vice President of Credit Portfolio Management of U.S. Bancorp, having served as Senior Vice President of Credit Portfolio Management of U.S. Bancorp since January 2002. Mr. Parker served on the board of directors of U.S. Bank National Association from January 2011 to October 2018. Mr. Parker received a B.A. from Amherst College and an M.B.A. from the Tuck School of Business at Dartmouth.

We believe that Mr. Parker should serve as a member of the Board due to his leadership experience, and his extensive background in risk management and deep expertise in credit.

2022 ANNUAL MEETING AND PROXY STATEMENT / 23

CORPORATE GOVERNANCE

Name and present position, if any, with the Company

Age, period served as a director and other business experience

Ms. Richie, 63, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. Ms. Richie served as President of the Women’s National Basketball Association LLC, a professional sports league, from 2011 to 2015. From 2008 to 2011, Ms. Richie served as Chief Marketing Officer of Girl Scouts of the United States of America. From 1984 to 2008, she held various positions at Ogilvy & Mather, including Senior Partner and Executive Group Director and member of the agency’s Operating and Diversity Advisory Boards. Ms. Richie is currently engaged by several Fortune 100 companies to advise c-suite executives on matters of personal leadership and corporate culture. She also serves on the board of directors of Bright Horizons, a publicly-traded provider of high-quality childcare and early education; and Hasbro, a global play and entertainment company committed to Creating the World’s Best Play and Entertainment Experiences. Ms. Richie has been recognized as one of the 25 Most Influential Women in Business by The Network Journal, one of the Most Influential African Americans in Sports by Black Enterprise and one of the Most Influential Black Corporate Directors by Savoy magazine. She is the recipient of numerous awards including Sports Business Journal’s Game Changer Award and Ebony magazine’s Outstanding Women in Marketing and Communications Award. Ms. Richie received a B.A. in Policy Studies from Dartmouth College. Ms. Richie is a former Trustee of the Naismith Basketball Hall of Fame and her alma mater where she served as Chair of the Board from 2017 to 2021.

We believe that Ms. Richie should serve as a member of the Board due to her executive management and leadership experience and her considerable experience in communications and marketing.

Ms. Zane, 70, has been a director since February 2019 and was a non-voting Board observer from October 2018 to February 2019. She currently serves as CEO Emeritus at Tufts Medical Center and Tufts Children’s Hospital, and from 2004 to 2011, she served as its President and CEO. From 1994 to 2004, Ms. Zane served as Network President for Mass General Brigham (formerly Partners Healthcare System), a physician/hospital network sponsored by the Harvard affiliated Massachusetts General Hospital and Brigham and Women’s Hospital. Prior to 2004, Ms. Zane served as the CEO of Quincy Hospital. Ms. Zane serves on the boards of directors of Boston Scientific Corporation, a manufacturer of medical devices; Azenta Life Sciences (formerly Brooks Automation), a provider of automation, vacuum and instrumentation equipment for multiple markets, including semiconductor manufacturing, technology device manufacturing, and life sciences; and Haemonetics Corporation, a global provider of blood and plasma supplies and services. Ms. Zane received a Bachelor of Arts from George Washington University and a Master of Arts from Catholic University of America. She has an Advanced Professional Director Certification from the American College of Corporate Directors and she holds the following honorary degrees: Doctorate of Humane Letters from University of Massachusetts—Dartmouth; Doctorate of Commercial Science from Bentley University; Doctorate of Business Administration from Stonehill College; and Doctorate of Humane Letters from Curry College.

We believe that Ms. Zane should serve as a member of the Board due to her executive experience in the healthcare industry, including as the CEO of a large medical center, in addition to her financial expertise and substantial experience as a director at other public companies. The Board has determined that Ms. Zane qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

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CORPORATE GOVERNANCE

QUALIFICATIONS OF DIRECTORS

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company will endeavor to have a Board representing a range of experience at policy-making levels in areas that are relevant to the Company’s activities. The Nominating and Corporate Governance Committee takes into account a candidate’s ability to contribute to the diversity on the Board. It considers each candidate’s and the existing Board members’ race, ethnicity, gender, age, cultural background and professional experience. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Our Governance Principles maintain that directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public companies in addition to the Company’s Board, and other directors should not serve on more than three boards of public companies in addition to the Company’s Board.

Pursuant to our Company’s Governance Principles, when a director’s principal occupation or job responsibilities change significantly during his or her tenure as a director, that director shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation. The Board does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be renominated annually until they reach the mandatory retirement age. The Nominating and Corporate Governance Committee will evaluate each director in connection with his or her renomination for election at each annual meeting of stockholders. Except in special circumstances, directors will not be nominated for election to the Board after their 75th birthday.

PROCESS FOR REVIEWING, IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

The Nominating and Corporate Governance Committee is responsible for reviewing, identifying, evaluating and recommending director nominees to the Board after considering the qualifications described above and set forth in the Company’s Governance Principles. Upon recommendation of the Nominating and Corporate Governance Committee, the Board proposes a slate of nominees to the stockholders for election to the Board. Between annual stockholder meetings, the Board may fill vacancies and newly created directorships on the Board with directors who will serve until the next annual meeting.

Other stockholders may also propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and other supporting information required under our Bylaws to: Corporate Secretary, Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902. The Nominating and Corporate Governance Committee will apply the same standards in considering director candidates recommended by stockholders that it applies to other candidates. In addition to recommending director candidates to the Nominating and Corporate Governance Committee, stockholders may also, pursuant to procedures established in our Bylaws, directly nominate one or more director candidates to stand for election by the stockholders. For information on how to nominate a person for election as a director at the 2023 Annual Meeting of Stockholders, including through the proxy access right to include such nominees in the Company’s proxy materials, please see the discussion under the heading “Additional Information—Stockholder Proposals for the 2023 Annual Meeting.”

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CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of the Board consist of the Audit Committee, the Nominating and Corporate Governance Committee, the MDCC, the Risk Committee, and the Technology Committee. The duties and responsibilities of these standing committees are set forth below. The Board may also establish various other committees to assist it in its responsibilities. Our Board has adopted charters for each of its standing committees. Copies of the committees’ charters are available on our website at http://investors.synchronyfinancial.com under “Corporate Governance.” Each of the standing committees reports to the Board as it deems appropriate and as the Board requests.

COMMITTEES	MEMBERS	PRIMARY RESPONSIBILITIES	# OF MEETINGS IN 2021

Audit	Mr. Naylor (Chair)	• Selecting, evaluating, compensating and overseeing the independent registered public accounting firm	10

	Mr. Alves Ms. Zane

•  Receiving reports from our internal audit, risk management and independent liquidity review functions on the results of risk management reviews and assessments, including the Company’s internal control system over operational and regulatory controls and of the adequacy of the processes for controlling the Company’s activities and managing its risk

•  Reviewing the audit plan, changes in the audit plan, the nature, timing, scope and results of the audit, and any audit problems or difficulties and management’s response

		• Overseeing our financial reporting activities, including our annual report, and accounting standards and principles followed (including any significant changes in such standards and principles)

•  Reviewing and discussing with management and the independent auditor, as appropriate, the effectiveness of the Company’s internal control over financial reporting and the Company’s disclosure controls and procedures

		• Reviewing our major financial risk exposures, the Company’s risk assessment and risk management practices and the guidelines, policies and processes for risk assessment and risk management

•  In conjunction with the Risk Committee, overseeing our risk guidelines and policies relating to financial statements, financial systems, financial reporting processes, compliance and auditing, and allowance for credit losses

		• Approving audit and non-audit services provided by the independent registered public accounting firm

•  Meeting with management and the independent registered public accounting firm to review and discuss our financial statements, any critical audit matters (CAMs) and other matters required to be reviewed under applicable legal, regulatory or NYSE requirements

		• Establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters

		• Approving the appointment of, evaluating and, when appropriate, approving the replacement of the Chief Audit Executive

		• Overseeing our internal audit function, including reviewing its organization, performance and audit findings, and reviewing our disclosure and internal controls

		• Overseeing the Company’s compliance with legal, ethical and regulatory requirements (other than those assigned to other committees of the Board) and related processes and programs

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CORPORATE GOVERNANCE

COMMITTEES	MEMBERS	PRIMARY RESPONSIBILITIES	# OF MEETINGS IN 2021

Nominating and Corporate Governance	Mr. Aguirre (Chair) Mr. Alves Mr. Parker Ms. Richie

•  Developing, and recommending to our Board for approval, qualifications for director candidates, taking into account applicable regulatory or legal requirements regarding experience, expertise or other qualifications for service on certain of our Board’s committees, as well as candidates’ ability to contribute to the diversity of the Board

•  Considering potential director nominees properly recommended by the Company’s stockholders, leading the search for other individuals qualified to become members of the Board, recommending to our Board for approval the director nominees to be presented for stockholder approval at the annual meeting, and recommending to the Board nominations for any vacancies that may arise on the Board prior to the annual meeting

•  Reviewing and making recommendations to our Board with respect to the Board’s leadership structure and the size and composition of the Board and the Board committees

9

• Developing and annually reviewing our corporate governance principles, including guidelines for determining the independence of directors

• Annually reviewing director compensation and benefits

•  Developing and recommending to the Board for its approval an annual self-evaluation process of the Board and the Board’s committees and overseeing the annual self-evaluation of our Board and its committees

•  Reviewing and, if appropriate, approving or ratifying any “transaction” between the Company and a “related person” required to be disclosed under SEC rules and annually reviewing the use and effectiveness of such policy

• Reviewing our policies and procedures with respect to political spending

• Reviewing actions in furtherance of our corporate, environmental and social responsibility

• Reviewing and resolving any conflicts of interest involving directors or executive officers

• Overseeing the risks, if any, related to our corporate governance structure and practices

• Overseeing and discussing with management the risks, if any, related to our environmental and social responsibility actions and public policy initiatives

COMMITTEES	MEMBERS	PRIMARY RESPONSIBILITIES	# OF MEETINGS IN 2021

Management Development and Compensation	Ms. Richie (Chair) Mr. Aguirre Mr. Naylor	• Assisting our Board in developing and evaluating potential candidates for executive positions, including the CEO, and overseeing our management resources, structure, succession planning, development and selection process • Evaluating the CEO’s performance and approving and, where required, recommending for approval by the independent members of our Board, the CEO’s annual compensation, including salary, bonus and equity and non-equity incentive compensation	7

Ms. Zane

•  Evaluating the performance of other senior executives and approving and, where required, recommending for approval by our Board, each senior executive’s annual compensation, including salary, bonus and equity and non-equity incentive compensation, in each case, based on initial recommendations from the CEO

•  Reviewing and overseeing incentive compensation arrangements with a view to appropriately balancing risk and financial results in a manner that does not encourage employees to expose us or any of our subsidiaries to imprudent risks, and are consistent with safety and soundness, and reviewing (with input from our Chief Risk Officer (“CRO”) and the CRO of the Bank) the relationship among risk management policies and practices, corporate strategies and senior executive compensation

• Reviewing and overseeing equity incentive plans and other stock-based plans

•  Assisting our Board in its oversight of the development, implementation and effectiveness of the Company’s policies and strategies relating to its human capital management, including but not limited to those policies and strategies regarding recruiting, retention, career development and progression, management succession for key executives, corporate culture, diversity and employment practices

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CORPORATE GOVERNANCE

COMMITTEES	MEMBERS	PRIMARY RESPONSIBILITIES	# OF MEETINGS IN 2021

Risk	Mr. Guthrie (Chair) Mr. Coviello Mr. Graylin Mr. Parker

•  Assisting our Board in its oversight of our enterprise-wide risk management framework, including as it relates to credit, investment, market, liquidity, operational (including cyber security), compliance and strategic risks

•  Reviewing and, at least annually, approving our risk governance framework, and our risk assessment and risk management practices, guidelines and policies, including significant policies that management uses to manage credit and investment, market, liquidity, operational, compliance and strategic risks

•  Reviewing and, at least annually, recommending to our Board for approval, our enterprise-wide risk appetite, including our liquidity risk tolerance, and reviewing and approving our strategy relating to managing key risks and other policies on the establishment of risk limits as well as the guidelines and policies for monitoring and mitigating such risks

7

• Meeting separately, at least quarterly, with our CRO and the Bank’s CRO to discuss the Company’s risk assessment and risk management practices and related guidelines and policies

• Receiving periodic reports from management on the metrics used to measure, monitor and manage known and emerging risks, including management’s view on acceptable and appropriate levels of exposure

•  Receiving reports from our internal audit, risk management and independent liquidity review functions on the results of risk management reviews and assessments, including the Company’s internal control system over operational and regulatory controls and of the adequacy of the processes for controlling the Company’s activities and managing its risk

•  Reviewing and approving, at least annually, the Company’s enterprise-wide capital and liquidity framework (including our contingency funding plan) for addressing liquidity needs during liquidity stress events

•  Reviewing, at least quarterly, in coordination with the Bank’s Risk Committee, the Company’s allowance for credit losses methodology, liquidity, risk appetite, regulatory capital and ratios, and internal capital adequacy assessment processes and our annual capital plan and the Bank’s resolution plan

• Reviewing, at least quarterly, information provided by senior management to determine whether we are operating within our established risk appetite

• Reviewing the status of financial services regulatory examinations

• Reviewing the independence, authority and effectiveness of our risk management function and independent liquidity review function

• Approving the appointment of, evaluating and, when appropriate, approving the replacement of the CRO

• Reviewing the disclosure regarding risk contained in our annual and quarterly reports filed with the SEC

COMMITTEES	MEMBERS	PRIMARY RESPONSIBILITIES	# OF MEETINGS IN 2021

Technology	Mr. Coviello (Chair) Mr. Graylin Ms. Keane	• Reviewing the Company’s approach to technology-related innovation, including the Company’s competitive position and relevant trends in technology and innovation • Reviewing the technology development process to assure ongoing business growth • Providing a forum for dialogue on existing and emerging technologies which present opportunities or threats to the Company’s strategic agenda	6

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CORPORATE GOVERNANCE

AUDIT COMMITTEE

The Board has determined that each of Mr. Naylor, Mr. Alves and Ms. Zane qualifies as an “audit committee financial expert” as defined in Item 407(d) (5) of Regulation S-K, and the Board is satisfied that all members of our Audit Committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the Audit Committee.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

Each of Ms. Richie, Mr. Aguirre, Mr. Naylor and Ms. Zane qualifies as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act).

BOARD LEADERSHIP STRUCTURE

Since our IPO, we have chosen to elect a Chair of the Board separate from our CEO. The separation of roles has allowed our Chair to focus on the organization and effectiveness of the Board. At the same time, it has allowed our CEO to focus on executing our strategy and managing our operations, performance and risks.

In 2021, as part of a planned succession process, Margaret Keane transitioned roles from CEO to Executive Chair of the Board, Brian Doubles succeeded Ms. Keane as CEO and was appointed to the Board, and Jeffrey Naylor was appointed Lead Independent Director of the Board.

The Board thoroughly evaluated its leadership structure in the period leading up to this transition. The Board believes that Ms. Keane, as the former CEO and a long-time executive in the business, continues to be best situated to serve as Chair at this time because her deep understanding of our operations, our people and our strategic plan, along with her strong leadership skills, make her uniquely qualified to provide the continuity needed to continue to ensure a smooth transition of the CEO role, especially in the volatile and uncertain environment created by the COVID-19 pandemic.

The roles of Chair and CEO continue to be separate at the Company. The Board believes that the separation is in the best interests of the Company’s stockholders because it allows the Chair to focus on the organization and effectiveness of the Board and allows the CEO to focus on executing the Company’s strategy and managing its operations, performance and risk.

The Board believes that the Lead Independent Director brings to the Board experience, oversight, and expertise from outside the Company that will allow him to provide strong independent oversight of management. The responsibilities and authority of the Lead Independent Director include:

•	presiding at all Board meetings at which the Chair is not present, including executive sessions of the independent directors;

•	authorization to call meetings of the independent directors;

•	serving as a liaison between the Chair and the independent directors;

•	setting the agendas for and leading executive sessions for the independent directors;

•	facilitating discussion among the independent directors on key issues and concerns outside of Board meetings;

•	briefing the CEO on matters arising in executive sessions and serving as a conduit to the CEO of views, concerns, and issues of the independent directors;

•	approving information sent to the Board, including the quality, quantity, appropriateness and timeliness of such information;

•	along with the Board, monitoring and providing input on the CEO’s performance;

•	approving meeting agendas for the Board;

•	approving meeting schedules to assure there is sufficient time for discussion of all agenda items;

•	authorization to retain outside advisors and consultants who report directly to the Board on Board-wide issues; and

•	ensuring that they be available, if requested by stockholders, when appropriate, for consultation and direct communication.

For these reasons, and after considering the perspectives of the independent directors, the views of our significant stockholders, and benchmarking and performance data, the Board determined that this leadership structure continues to be in the best interests of stockholders at this time because it strikes an appropriate balance; with a former CEO serving as Chair, there is unified leadership and continuity, while the Lead Independent Director holds management accountable for our continued success.

While the Board has determined that this leadership structure is best for the Company and its stockholders at this time, the Board will continue to monitor its effectiveness and appropriateness.

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CORPORATE GOVERNANCE

BOARD OF DIRECTORS’ ROLE IN RISK OVERSIGHT

We manage enterprise risk using an integrated framework that includes Board-level oversight, administration by a group of cross-functional management committees, and day-to-day implementation by a dedicated risk management team led by the CRO. The Board (with input from the Risk Committee) is responsible for approving the Company’s enterprise-wide risk appetite statement and framework, as well as certain other risk management policies, and oversees the Company’s strategic plan and enterprise-wide risk management program.

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company and management’s responses to those risks. During these discussions, the President and CEO, the CFO, the CRO, the General Counsel and other members of senior management present management’s assessment of risks, a description of the most significant risks facing the Company and any mitigating factors and plans or practices in place to address and monitor those risks. The Board has also delegated certain of its risk oversight responsibilities to its committees.

The Risk Committee of the Board has responsibility for the oversight of the risk management program, and the three other board committees have other oversight roles with respect to risk management within their respective oversight areas. Several management committees and subcommittees have important roles and responsibilities in administering the risk management program. This committee-focused governance structure provides a forum through which risk expertise is applied cross-functionally to all major decisions, including development of policies, processes and controls used by the CRO and risk management team to execute our risk management philosophy. The CRO manages our risk management team and is responsible for establishing and implementing standards for the identification, management, measurement, monitoring and reporting of risk on an enterprise-wide basis. The CRO regularly reports to the Board of Directors and the Risk Committee on risk management matters. The enterprise risk management philosophy is to ensure that all relevant risks are appropriately identified, measured, monitored and controlled. The approach in executing this philosophy focuses on leveraging risk expertise to drive enterprise risk management using a strong governance framework structure, a comprehensive enterprise risk assessment program and an effective risk appetite framework.

Responsibility for risk management flows to individuals and entities throughout our Company, including the Board, various Board and management committees and senior management. The corporate culture and values, in conjunction with the risk management accountability incorporated into the integrated Enterprise Risk Government Framework, which includes a governance structure and three distinct “Lines of Defense” (as further described below), has facilitated, and will continue to facilitate, the evolution of an effective risk management presence across the Company.

The “First Line of Defense” is comprised of the business areas whose day-to-day activities involve decision-making and associated risk taking for the Company. As the business owner, the first line is responsible for identifying, assessing, managing and controlling that risk, and for mitigating our overall risk exposure. The first line formulates strategy and operates within the risk appetite and risk governance framework. The “Second Line of Defense,” also known as the independent risk management organization, provides oversight of first line risk taking and management. The second line assists in determining risk capacity, risk appetite, and the strategies, policies and structure for managing risks. The second line owns the risk governance framework. The “Third Line of Defense” is comprised of Internal Audit. The third line provides independent and objective assurance to senior management and to the Board and Audit Committee that first and second line risk management and internal control systems and its governance processes are well-designed and working as intended.

ATTENDANCE AT MEETINGS

It is our policy that each director is expected to dedicate sufficient time to the performance of his or her duties as a director, including by attending meetings of the stockholders, and meetings of the Board and Board committees of which he or she is a member.

In 2021, the Board held 10 meetings, including regularly scheduled and special meetings. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods for which he or she has served). All directors attended the 2021 Annual Meeting of Stockholders.

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CORPORATE GOVERNANCE

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

In accordance with our Governance Principles, at the conclusion of every Board meeting, the independent directors have an executive session without any non-independent directors present. The Lead Independent Director of the Board, Mr. Naylor, presides at executive sessions. During executive sessions, the independent directors have complete access to Company personnel as they may request.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and any interested parties who would like to communicate with the Board or its committees may do so by writing to them via the Company’s Corporate Secretary by email at corporate.secretary@synchronyfinancial.com or by mail at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 or by leaving a voicemail message at (800) 275-3301.

All communications directed to the Board, the Lead Independent Director of the Board or any other members of the Board are initially reviewed by the Company’s Ombuds Leader. Any communications that allege or report fiscal improprieties or complaints about internal accounting controls or other accounting or auditing matters are immediately forwarded to the Chair of the Audit Committee, the General Counsel and the Chief Audit Executive, and after consultation with the Chair of the Audit Committee, may be sent to the other members of the Audit Committee. Any communications that raise legal, ethical or compliance concerns about the Company’s policies or practices are immediately forwarded to the General Counsel and the Chief Compliance Officer. The Lead Independent Director of the Board is advised promptly of any such communication that alleges misconduct on the part of the Company’s management or raises legal, ethical or compliance concerns about the Company’s policies or practices and that the General Counsel or the Chief Compliance Officer believes may be credible, and after consultation with the Lead Independent Director of the Board, such communication may be reported to the other members of the Board or to a committee of the Board.

Typically, the Ombuds Leader will not forward to the Company’s directors communications from stockholders or other communications that are of a personal nature or not related to the duties and responsibilities of the Board, including: junk mail and mass mailings; routine customer service complaints; human resources matters; service suggestions; resumés and other forms of job inquiries; opinion surveys and polls; business solicitations; or advertisements.

CODE OF CONDUCT

We have adopted a Code of Conduct that applies to anyone who works for or represents Synchrony, including all directors, officers and employees. A copy of this code is available on our website at http://investors.synchronyfinancial.com under “Corporate Governance.” If we make any substantive amendments to this code or grant any waiver from a provision to our CEO, principal financial officer or principal accounting officer, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

GOVERNANCE PRINCIPLES

Our Governance Principles provide the framework for the governance of the Company. The Nominating and Corporate Governance Committee is responsible for developing and implementing our Governance Principles, periodically reviewing such Governance Principles and recommending any proposed changes to the Board for approval. A copy of our Governance Principles is available on our website at http://investors.synchronyfinancial.com under “Corporate Governance.”

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company’s MDCC are Ms. Richie, Mr. Aguirre, Mr. Naylor and Ms. Zane. None of Ms. Richie, Mr. Aguirre, Mr. Naylor and Ms. Zane was, during 2021 or previously, an officer or employee of the Company or any of its subsidiaries. During 2021, there were no compensation committee interlocks required to be disclosed. In addition, no member of the MDCC had any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

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COMPENSATION MATTERS

ITEM 2–ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve the compensation paid to our named executive officers, as disclosed in this proxy statement on pages 32-62 (the “Say-on-Pay Vote”). Although the voting results are not binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters, and the Company’s MDCC will consider the voting results when evaluating our executive compensation program.

We believe that our executive compensation program aligns the interests of the Company’s executives and other key employees with those of the Company and its stockholders. The program is intended to attract, retain and motivate high-caliber executive talent to enable the Company to maximize operational efficiency and long-term profitability. The program is also designed to differentiate compensation based upon individual contribution, performance and experience.

WE ASK FOR YOUR ADVISORY APPROVAL OF THE FOLLOWING RESOLUTION:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to Synchrony Financial’s named executive officers, as described in this proxy statement on pages 32-62.”

THE BOARD RECOMMENDS A VOTE FOR approval of the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement.

MANAGEMENT

The following table sets forth certain information concerning our executive officers (other than Ms. Keane and Mr. Doubles): Alberto Casellas, Henry F. Greig, Curtis Howse, Carol Juel, David P. Melito, Jonathan S. Mothner, Thomas M. Quindlen, Bart Schaller, Brian J. Wenzel, Sr. and Paul Whynott. For information concerning Ms. Keane and Mr. Doubles, see “Corporate Governance—Election of Directors.”

NAME AND PRESENT POSITION WITH THE COMPANY	AGE, PERIOD SERVED IN PRESENT POSITION AND OTHER BUSINESS EXPERIENCE

Alberto Casellas Executive Vice President and CEO— Health & Wellness	Mr. Casellas, 55, has been the Executive Vice President and CEO of our Health & Wellness platform since June 2021. Prior to that he served as CEO of Synchrony’s CareCredit platform from January 2019 to June 2021. He previously served as our Executive Vice President and Chief Customer Engagement Officer from November 2016 to December 2018 and as our Senior Vice President, Retail Card Client Initiatives Group from March 2014 to November 2016. Mr. Casellas joined GE in 1990 and held various leadership roles of increasing responsibility in sales, operations, and P&L including Vice President & General Manager, Retail Card Portfolios, leading several client relationships out of the San Francisco Bay Area from 2004 to 2014; Site Operations Leader in Charlotte, NC under GE Capital’s Consumer Finance from 2002 to 2004; Leader of the e-Business initiative for GE Structured Services from 1999 to 2002; and General Manager, GE Supply South America Operations in Sao Paulo, Brazil and Buenos Aires, Argentina from 1997 to 1999. Mr. Casellas serves on the Board of Directors of Domus Kids, a Stamford, CT non-profit organization that helps thousands of the Stamford area’s most vulnerable youth experience success. He is also the Executive Sponsor of Synchrony’s Hispanic Network. Mr. Casellas received a B.A. in Economics from Yale University.

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NAME AND PRESENT POSITION WITH THE COMPANY	AGE, PERIOD SERVED IN PRESENT POSITION AND OTHER BUSINESS EXPERIENCE

Henry F. Greig Executive Vice President, Chief Credit Officer and Capital Management Leader	Mr. Greig, 59, has been our Executive Vice President, Chief Credit Officer and Capital Management Leader since April 2017. He previously served as our Executive Vice President and CRO from February 2014 to April 2017. Mr. Greig served as CRO of GE’s North American retail finance business from October 2010 to February 2014, and the Bank from May 2011 to April 2017. Mr. Greig was also a member of the board of directors of the Bank from 2011 to January 2016. From June 2004 to October 2010, Mr. Greig served as CRO of the Retail Card platform of GE’s North American retail finance business. From December 2002 to June 2004, Mr. Greig served as Vice President of Risk for GE’s North American retail finance business. From June 2000 to December 2002, Mr. Greig served as Vice President of Information & Customer Marketing of GE’s North American retail finance business. Prior to that, Mr. Greig served in various business and risk positions with affiliates of GE. Mr. Greig received an A.B. in Mathematics from Bowdoin College and an M.S. in Applied Mathematics from Rensselaer Polytechnic Institute.

Curtis Howse Executive Vice President and CEO—Home & Auto	Mr. Howse, 58 has been our Executive Vice President and CEO of our Home & Auto platform since June 2021. Mr. Howse served as the Executive Vice President and CEO of our Payment Solutions platform and our Chief Commercial Officer from January 2021 to May 2021. Prior to this role, Mr. Howse led Synchrony’s Direct to Consumer efforts from October 2018 to December 2020 and was Senior Vice President and General Manager of the Diversified Client Group at Synchrony from April 2011 to September 2018. Before Synchrony’s separation from GE in 2015, Mr. Howse held roles in operations, business development and client development at GE Consumer Finance, and led various business divisions in the U.S., Argentina, Brazil, Canada and Mexico. Mr. Howse received a bachelor’s degree in computer information systems from DeVry University.

Carol Juel Executive Vice President, Chief Technology and Operating Officer	Ms. Juel, 49, has been our Executive Vice President, Chief Technology & Operating Officer of Synchrony since June 2021. She served as our Executive Vice President & Synchrony’s Chief Information Officer from July 2014 to May 2021. Prior to Synchrony’s separation from GE, Ms. Juel served as Chief Information Officer of GE Capital Retail Finance from November 2011 to June 2014. In her tenure with GE, she held a variety of senior technology leadership roles in governance, security, business development, digital and marketing from May 2004 to October 2011. Before joining GE, Carol was a technology consultant at Accenture from August 1995 to April 2004. Ms. Juel is the executive sponsor of the Synchrony’s Girls Who Code Summer Immersion and Club Programs. She also serves as the executive sponsor of Synchrony’s Women’s Network. She is a member of the Advisory Board for the School of Engineering at the University of Connecticut, a member of the CNBC Technology Executive Council and a member of the Fast Company Impact Council. She was honored by the National Diversity Council as one of the Most Powerful Women in Technology in 2021, and by ORBIE as the 2019 CIO of the Year and was named one of the most “Influential Women in Payments” by PaymentsSource in 2016 and 2017. Ms. Juel earned a bachelor’s degree from the College of the Holy Cross.

David P. Melito Senior Vice President, Chief Accounting Officer and Controller	Mr. Melito, 56, has been our Senior Vice President, Chief Accounting Officer and Controller since February 2014. Prior to this role, he served as Controller for GE’s North American retail finance business from March 2009 to January 2014. From January 2008 to March 2009, Mr. Melito served as Global Controller, Technical Accounting for GE Capital Aviation Services. From January 2001 to January 2008, Mr. Melito served as Global Controller, Technical Accounting for GE Capital Commercial Finance. Prior to that, Mr. Melito worked in public accounting. Mr. Melito received a B.A. in Accounting from Queens College, City University of New York, and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Jonathan S. Mothner Executive Vice President, General Counsel and Secretary	Mr. Mothner, 58, has been our Executive Vice President, General Counsel and Secretary since February 2014. Mr. Mothner served as General Counsel for GE’s North American retail finance business from January 2009 to January 2014 and the Bank from September 2011 to January 2014. From December 2005 to July 2009, Mr. Mothner served as Chief Litigation Counsel and Chief Compliance Officer of GE’s global consumer finance business. From June 2004 to December 2005, Mr. Mothner served as Chief Litigation Counsel and head of the Litigation Center of Excellence of GE Commercial Finance. From May 2000 to June 2004, Mr. Mothner served as Litigation Counsel of GE’s global consumer finance business. Prior to joining GECC, Mr. Mothner served in various legal roles in the U.S. Department of Justice and a private law firm. Mr. Mothner received a B.A. in Economics from Hobart College and a J.D. from New York University School of Law.

Thomas M. Quindlen Executive Vice President and CEO—Diversified & Value and Lifestyle	Mr. Quindlen, 59, has been our Executive Vice President and CEO of our Diversified & Value and Lifestyle platforms since June 2021. Prior to that he served as Executive Vice President and CEO of Synchrony’s Retail Card platform from February 2014 to June 2021 and as Vice President of the Retail Card platform for GE’s North American retail finance business from December 2013 to January 2014. From January 2009 to December 2013, Mr. Quindlen served as Vice President and CEO of GECC Corporate Finance. From November 2005 to January 2009, Mr. Quindlen served as President of GECC Corporate Lending, North America. From March 2005 to November 2005, Mr. Quindlen served as Vice President and CCO of GECC Commercial Financial Services. From May 2002 to March 2005, Mr. Quindlen served as President and CEO of GECC Franchise Finance. From September 2001 to May 2002, Mr. Quindlen served as Senior Vice President of GECC Global Six Sigma for Commercial Equipment Financing. Prior to that, Mr. Quindlen served in various sales, marketing, business development and financial positions with GE affiliates. Mr. Quindlen received a B.S. in Accounting from Villanova University.

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COMPENSATION MATTERS

NAME AND PRESENT POSITION WITH THE COMPANY	AGE, PERIOD SERVED IN PRESENT POSITION AND OTHER BUSINESS EXPERIENCE

Bart Schaller Executive Vice President and CEO—Digital	Mr. Schaller, 53, has been our Executive Vice President and Chief Executive Officer of our Digital platform since June 2021. Prior to this role, Mr. Schaller was the Chief Marketing Officer of Synchrony from May of 2016 to June of 2021. From March of 2014 to May 2016 he led Synchrony’s Business Development team where he oversaw new partner programs, sales activities, strategic investments, and mergers and acquisitions opportunities, including Synchrony’s corporate venture team. Prior to Synchrony’s separation from GE, Mr. Schaller was Vice President and General Manager for GE Retail Consumer Finance from February of 2005 to March of 2014. Mr. Schaller is an executive sponsor of Synchrony’s People with Disabilities Network, one of eight Synchrony diversity networks that promote diversity and inclusion throughout the company. Mr. Schaller earned a bachelor’s degree in business administration from Southern Methodist University, where he serves on the Cox School of Business Alumni Board.

Brian J. Wenzel, Sr. Executive Vice President, Chief Financial Officer	Mr. Wenzel, 54, has been our Chief Financial Officer since May 2019. Prior to that he served as SVP and Deputy Chief Financial Officer from April 2018 to April 2019 and as Chief Financial Officer for our Retail Card platform from September 1998 to April 2018. Earlier in his career, Mr. Wenzel held Chief Financial Officer roles in Business Development, Growth & Investments for Synchrony and for GE’s Treasury & Global Funding Operation. He was also an Assistant Controller for GE’s Consumer North American Finance Business. Prior to GE, Mr. Wenzel worked at PricewaterhouseCoopers from 1989 to 1993 and held various roles in a start-up healthcare venture from 1993 to 1998. Mr. Wenzel received a B.S. from Marist College and is a CPA.

Paul Whynott Executive Vice President, Chief Risk Officer	Mr. Whynott, 51, has been our Executive Vice President and CRO since April 2017. From May 2014 to April 2017, Mr. Whynott served as our Executive Vice President and Chief Regulatory Officer. Prior to joining Synchrony Financial, Mr. Whynott served as Senior Supervisory Officer, Financial Institution Supervision Group at the Federal Reserve Bank of New York from April 2011 to May 2014 and he held various leadership positions of increasing responsibility from August 1992 to May 2014. He is also the Executive Sponsor of Synchrony’s Lesbian, Gay, Bisexual, Transgender+ Network. Mr. Whynott received a B.A. in Economics from Connecticut College and an M.B.A. in Finance from the Columbia School of Business, Columbia University.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

As the pandemic continued in 2021, Synchrony enacted strategic business changes to help ensure both short- and long-term success under this new business paradigm. Synchrony also successfully managed through a smooth CEO leadership transition while reorganizing the business to drive further growth for Synchrony’s partners and the Company. We also strived to be a best-in-class employer through increased transparency and support for our employees and the communities we serve. These changes and focused efforts coincided with some of our strongest business results since our IPO with record purchase volume of $166 billion and record net earnings of $4.2 billion.

Strategic Business Changes

CEO Succession and other Leadership Changes—After leading Synchrony to become a publicly traded company and establishing the company’s culture and direction for more than a decade, Margaret Keane became Executive Chair and transitioned day-to-day leadership to Brian Doubles as President and CEO in April 2021. With the Board’s oversight and guidance, Margaret’s mentorship, and Brian’s background as President and prior to that as CFO, we believe the succession plan has been successful, as evidenced by our continued strong business results and feedback we’ve received from investors, employees, partners and other stakeholders.

Organizing for Growth—In June 2021, Synchrony announced organizational changes to further align our resources with our partners and evolving consumer expectations, while leveraging our innovation, data, expertise and scale to deliver products and capabilities to market faster. The changes are designed to help drive continued growth, execute our strategy, and deliver the right capabilities to partners and consumers through the industry’s most complete digitally enabled consumer financing and payments product suite. Based on their feedback, our partners have broadly embraced the reorganization and feel it will help better support their needs.

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COMPENSATION MATTERS

Increased Transparency and Support for Employees and Communities

New Way of Working—By providing flexibility to employees on where they work, the company has embraced the wellness needs of the workforce. Turnover remains below pre-pandemic levels; 93% of employees are satisfied with our new way of working; applicant pools are up more than 25% and we have reduced the time to hire qualified applicants for our salaried roles.

Increased Transparency and Support for Diversity—With increased transparency on pay equity and representation, Synchrony is further embracing equity, diversity, and inclusion. In 2021, Synchrony worked with an independent 3rd party to continue our annual practice of reviewing the company’s pay equity for all employees globally with respect to base salary and bonus controlled for variables that impact pay including level, geography, function, and experience. Based on the analysis, Synchrony invested more than $5 million in pay adjustments, resulting in the company meeting its goal of 100% pay equity for employees across genders globally and across racial/ethnic groups in the United States. Synchrony is committed to continuing our global pay equity analysis and disclosing the results each year. Additionally, as further described below, both pay equity and increasing diverse representation year-over-year are now factors used by our Board of Directors in determining bonus funding for more than 3,500 leaders across the company. This focus has resulted in year-over-year improvement in diverse demographics by increasing representation of Blacks and Hispanics at the Vice President+ level in the U.S. and increasing the number of females in executive level roles globally. As of December 2021, our workforce in the U.S. comprised 46% non-white, 20% Black, 16% Hispanic, 7% Asian and globally, 59% female.

Supporting our Employees—In 2021, we continued to invest in our people through enhancements in compensation, benefits, flexibility and career development. We gave our employees the choice to work from home permanently which allows our diverse workforce—with diverse needs—the ability to choose the option that works best for them and to reap the benefits of greater work/life balance. We also raised our starting hourly wage to $20 per hour, increasing the standard of living for more than 5,000 full- and part-time employees in the U.S.

Supporting our Communities—Over the last three years, Synchrony’s new community development lending and investment activities totaled more than $1.2 billion. In 2021, Synchrony continued to support our communities in a variety of ways including (i) supplier diversity (ii) financial education (iii) skills and career development and (iv) investment in diverse startups. Synchrony was recognized as #7 on JUST Capital’s most recent list of U.S. Companies Supporting Healthy Communities and Families.

•	Supplier Diversity—Our increased efforts to support diverse suppliers has increased diverse representation in companies included in our Request for Proposals (RFPs) for contracts by 300%. Approximately half of the diverse suppliers responding to our proposals were selected to work with Synchrony.

•	Financial Education—Synchrony participates in Project REACh (“Roundtable for Economic Access and Change”) as a member of the steering committee of the Alternative Credit Assessment Utility Workstream to improve credit availability and consumer financial literacy for underserved communities, individuals and small businesses.

•	Skilling and Career Development—Synchrony continues to form new partnerships with nonprofit organizations already on the front lines of bringing education and skills training to the underserved in their communities including partnerships with LatinX Executive Alliance, TheMOMproject, AfroTech, and The Great Transformation organizations. In 2021, we refocused the mission of our Synchrony Foundation to better support and align our equity, diversity and inclusion efforts through a new platform called Education as an Equalizer. We invested $50 million in helping underrepresented groups acquire the skills, resources and training they need to advance their careers and livelihoods. In November 2021, Synchrony opened its doors to its new multi-million-dollar state-of-the-art Skills Academy based at our headquarters. The facility will house a number of community programs focused on skilling and reskilling the local workforce.

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COMPENSATION MATTERS

• Investment in Diverse Startups—In 2021, Synchrony Ventures committed $15 million in venture capital funds led by diverse partners with a track record of investing in underrepresented startups. Our ventures team also committed up to $100 million towards opportunities spearheaded by Ariel Alternatives, LLC, a private equity subsidiary of Ariel Investments, LLC, whose mission is to scale sustainable minority-owned businesses and position these companies as leading suppliers to Fortune 500 companies. This strategic initiative will generate jobs, economic growth and equality within underrepresented populations from the entry level to the boardroom.

Business and Financial Results

Our core strategy to drive sustainable growth at attractive risk-adjusted returns is founded on three primary objectives of (i) Grow our existing partners and win new partners; (ii) Diversify our programs, products and markets; and (iii) Deliver best-in-class customer experiences.

While maintaining our focus on these objectives, we achieved the following strategic commercial results in 2021:

• Expanded and retained partners with 36 new partner deals and 38 partner renewals

• Diversified credit programs, partners, and markets through both organic and acquired capabilities including expansion of Health & Wellness, the acquisition of consumer finance provider Allegro Credit, partnerships with third party digital platforms that expand our reach with Clover and Epic Systems, and through Synchrony’s Buy Now, Pay Later (BNPL) offerings (i) SetPay, (ii) SetPay pay in 4 and (iii) our revolving equal payment product

• Grew our customer base and credit volume with ~25 million new accounts and $166 billion in purchase volume (a company record)

We accomplished all these commercial strategy successes while maintaining strong relative performance against our direct peers*, ranking first in efficiency ratio** and second in return on assets. Over the prior 3 years, our Total Shareholder Return (TSR) ranked first among direct peers. During 2021, the Company also operated with a strong balance sheet with a 30.8% Return on Equity. With both commercial and financial success, we believe the business has been performing well and has the foundation to sustain its performance into the future.

FISCAL YEAR 2021 FINANCIAL PERFORMANCE HIGHLIGHTS

• $4.2 billion in net earnings

• 4.5% return on assets

• $3.4 billion in capital returned to shareholders

• $7.34 earnings per diluted common share

• 38.9% Efficiency Ratio

* Direct peers include Alliance Data Systems, American Express Company, Capital One Financial Corporation and Discover Financial Services.

**  Efficiency ratio represents (i) other expense, divided by (ii) sum of net interest income, plus other income, less retailer share arrangements.

STRONG NET EARNINGS $4.2B $7.34 DILUTED EARNINGS PER SHARE RETURNED CAPITAL TO STOCKHOLDERS $3.4B

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COMPENSATION MATTERS

The charts below highlight our 2021 efficiency ratio, return on assets, and 3-year total shareholder return (TSR) performance against our direct peers. These are key metrics we believe reflect our overall performance and fundamental strengths.

OUR NAMED EXECUTIVE OFFICERS

The executive officers whose compensation we discuss in this CD&A—our named executive officers (“NEOs”) for 2021—are Margaret M. Keane, Executive Chair and former CEO; Brian D. Doubles, President and CEO; Brian J. Wenzel, Sr., Executive Vice President, CFO; Thomas M. Quindlen, Executive Vice President and CEO—Diversified & Value and Lifestyle; Alberto B. Casellas, Executive Vice President and CEO—Health & Wellness; Carol D. Juel, Executive Vice President and Chief Technology and Operating Officer.

On March 31, 2021, the Board approved the appointment of Margaret Keane to Executive Chair of the Board of Directors of the Company with continued participation in the Company’s employee benefit plans and arrangements, with the same level of benefits that Ms. Keane received prior to such transition in the case of executive arrangements. The Board also appointed Brian Doubles to President and CEO. Transition pay changes for both executives are detailed in the “Summary Compensation Table” below.

At its May meeting, the Board of the Company approved the following changes to roles and responsibilities of our NEOs effective June 14, 2021:

•	Thomas Quindlen appointed Executive Vice President and CEO of the Diversified & Value and Lifestyle platforms; he is also responsible for overseeing business development activities across the Company

•	Carol Juel appointed to Executive Vice President and Chief Technology and Operating Officer, responsible for the newly combined Technology and Operations organization

Thomas Quindlen previously served as Executive Vice President and CEO-Retail Card from February 2014 to June 2021. Carol Juel previously served as Executive Vice President and Chief Information Officer from October 2011 to June 2021.

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COMPENSATION MATTERS

COMPENSATION PHILOSOPHY

TARGET COMPENSATION

A majority of our NEOs’ compensation is performance-based and therefore at risk. The only fixed compensation paid is base salary, which represents approximately 12% of the CEO’s total direct compensation and no more than 22% of the other NEOs’ total direct compensation. The 2021 mix of direct pay charts for our CEO and CFO are shown below.

Below we illustrate the pay trend of our CEO pay from 2017 through 2021 which reflects our consideration of market pay levels, performance, and transition to a newly appointed CEO in April 2021. CEO Direct Pay below for years 2017 through 2020 reflect target pay for Margaret Keane while CEO. The lower target pay in 2021 reflects Brian Doubles transition pay in his first year as CEO.

SYNCHRONY PROGRAM PRINCIPLES

Synchrony’s executive compensation program is intended to discourage excessive or imprudent risk taking while at the same time promoting and supporting the key principles outlined below. The program is also designed to be consistent with our safety and soundness and to identify, measure, monitor and control incentive compensation arrangements.

The key principles guiding this program and underlying the oversight of our program by Synchrony’s Management Development and Compensation Committee (“MDCC”) continue to be:

•	Performance—compensation programs are linked to business and individual performance against both qualitative and quantitative goals and objectives;

•	Values—compensation programs are also linked to how employees demonstrate the behaviors and values expected of our employees;

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COMPENSATION MATTERS

•	Stockholder Alignment—compensation programs should be designed to align management incentives with the creation of stockholder returns over the long-term;

•	Market Competitiveness—compensation programs should be competitive with the external labor markets;

•	Internal Equity—compensation programs should be internally equitable, subject to the employee’s experience, performance and other relevant factors;

•	Prudent Risk—compensation programs, particularly in the form of incentive compensation must not encourage employees to expose the Company to inappropriate or excessive risks and should be based in part on the long-term performance outcomes of risks taken. Employees should take risks only within approved policy limits, in accordance with the MDCC charter and key practices and in consideration of Synchrony’s ability to effectively identify and manage such risks, including credit, operational and reputational risks;

•	Fair Customer Treatment—compensation programs should encourage employees to follow established Company procedures and to treat customers fairly; and

•	Reporting Concerns—compensation programs should be designed in such a way as to encourage employees to raise concerns without fear of retaliation.

The consistent application of these design principles enables Synchrony to maintain compensation programs that are reasonable, balanced and effectively attract, retain, motivate and engage employees to achieve the mission, goals and objectives of Synchrony in a way that is aligned with effective risk management controls and long-term stockholder value.

KEY CONSIDERATIONS IN SETTING COMPENSATION

During 2021, Synchrony’s compensation program—in conjunction with our culture, our flexibility in the way we work, and new or expanded benefit programs supporting employees—withstood pressures of the tight labor market. While many companies experienced instability and untenable turnover in the second half of 2021, Synchrony’s turnover continued to remain below pre-pandemic levels.

The MDCC continued to use the considerations and philosophy outlined below in setting compensation for our NEOs and did not change the overall philosophy for our pay programs. In light of the current labor market and to align NEO incentive pay in the context of 2021 performance the MDCC considered the substantial achievement of the Company’s improvement in cultural and strategic objectives as well as financial results when making decisions on pay for 2021. The details of the impact of these factors are provided in 2021 Compensation Elements, below.

Consistent and Sustainable Performance—

Our executive compensation program provides the greatest pay opportunity when executives demonstrate superior performance for sustained periods of time. It also rewards executives for executing our Company’s strategy through business cycles, so that the achievement of long-term strategic objectives is not compromised by short-term considerations. The emphasis on consistent performance affects annual salary and equity incentive compensation. With the prior year’s salary and grant serving as an initial basis for consideration, the final determinations for salary and grants are based on an assessment of an executive’s past performance and expected future contributions. Because current-year, past and sustainable performance are incorporated into compensation decisions, any percentage increase or decrease in the amount of total annual compensation tends to be more gradual than in a framework that is focused solely or largely on current-year performance.

Balanced Compensation Mix—We strive to provide an appropriate mix of compensation elements to achieve a balance between short versus long-term compensation, cash versus equity incentive compensation and other features that cause the amounts ultimately received by the NEOs to appropriately reflect risk and risk outcomes. Cash payments primarily, but not exclusively, reward more recent performance, whereas equity awards encourage our NEOs to continue to deliver results over a longer period, align our executives’ interests with the interests of our stockholders and serve as a retention tool. We believe that the compensation paid or awarded to our NEOs should be more heavily weighted toward rewards based on our Company’s sustained operating performance against both internal goals and relative to peers, as well as our stock price performance over multiple years.

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COMPENSATION MATTERS

Qualitative and Quantitative Factors—Quantitative formulas are not used exclusively in determining the amount of compensation. While quantitative calculations and formulas set the majority of funding and maximum award levels for our performance-based programs, the MDCC use qualitative factors such as performance against cultural goals, improvement in certain environmental, social and governance areas, the economic environment relative to other companies, risk considerations, execution of our strategic plan and leadership competencies/values. In 2021, the MDCC changed the annual incentive program to include 20% weighting on Strategy and Culture, the details of which are provided below.

Risk Mitigation—Our compensation program is balanced, focused on the long-term and takes into consideration the full range and duration of risks associated with an NEO’s activities. Under this structure, through claw-back policies and other program features, the highest amount of compensation can be achieved through consistent superior performance but only within the limits of our stated risk appetite. In addition, significant portions of compensation are earned only over the longer term and may be adjusted during the vesting period for risk outcomes. This provides strong incentives for executives to manage our Company for the long-term while avoiding excessive risk-taking in the short-term. As discussed further below under “Compensation Governance—Compensation and Risk,” Synchrony’s MDCC reviews the relationship between our risk management policies and practices and the incentive compensation provided to our NEOs.

Peer Company Pay—We also considered compensation levels and pay practices at our direct peers and other peer companies when setting target pay levels for 2021, targeting median pay among peers with additional consideration based on the size, scope and impact of the executive’s role, market data, leadership skills, length of service and performance. The peer group was selected to provide a credible representation for assessing the competitiveness of executive compensation (both in amounts and structure) as well as for performance comparisons for annual and long-term incentives. Due to Synchrony’s unique business model, there are a limited number of direct peers (Alliance Data Systems, American Express, Discover, Capital One). Our peer group reflects publicly traded financial services companies headquartered in the United States considering assets, annual revenue and market capitalization equal to approximately one-half to two-times Synchrony’s size. At the time of the peer group selection, Synchrony was at the peer 40th percentile in assets, 50th percentile in revenue and 42nd percentile in market capitalization.

For 2021, upon the recommendation of Meridian Compensation Partners, LLC (“Meridian”), the MDCC maintained the same peer group as 2020, listed below.

CONSUMER FINANCE	DATA PROCESSING	COMMERCIAL BANKS

Ally Financial Inc. American Express Company Capital One Financial Corporation Discover Financial Services	Alliance Data Systems Corporation Fidelity National Information Services, Inc. Fiserv, Inc. Global Payments Inc. Mastercard Incorporated PayPal Holdings, Inc. Visa Inc.	Citizens Financial Group, Inc. Fifth Third Bancorp Huntington Bancshares Incorporated KeyCorp M&T Bank Corporation Regions Financial Corporation

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COMPENSATION MATTERS

COMPENSATION GOVERNANCE

2021 SAY-ON-PAY ADVISORY VOTE AND STAKEHOLDER ENGAGEMENT ON EXECUTIVE COMPENSATION

At our 2021 annual meeting of stockholders, our investors supported the compensation for our named executive officers with 90% of the votes approving the advisory say-on-pay item. Our MDCC considers the results of our say-on-pay advisory vote as part of its review of our overall compensation programs and policies. In 2021, we continued our regular engagement with stakeholders regarding our compensation program. We also engaged with proxy advisory firms and sought regulatory perspectives.

BEST PRACTICE COMPENSATION PROGRAMS AND POLICIES

The MDCC has implemented the following measures as part of our executive compensation programs:

WHAT WE DO	WHAT WE DON’T DO

Substantial portion of executive pay based on performance against goals set by the MDCC	No hedging or pledging of Company stock

Risk governance framework underlies compensation decisions	No employment agreements for executive officers

Stock ownership requirements for executive officers	No tax gross-ups for executive officers

Minimum vesting of 12 months for any options or stock appreciation rights	No discretion to accelerate the vesting of awards

Minimum vesting of 12 months for any restricted stock units (“RSUs”)	No cash buyouts of stock options or stock appreciation rights with exercise prices that are not in-the-money

Greater percent of equity grants in Performance Share Units (55%) which are performance-based over Restricted Stock Units (45%)	No payout of dividends on unvested equity prior to the vesting date

Compensation subject to claw-back in the event of misconduct, or due to “no fault” in the case of financial restatements for all NEOs	No backdating or repricing of stock option awards

Limited perquisites

Peer company benchmarking, targeting median among peers with additional consideration based on the size, scope and impact of role, market data, leadership skills, length of service and both company and individual performance and contributions

Double-trigger vesting of equity and long-term incentive plan awards upon change in control

Annual “Say-on-Pay” frequency

Independent compensation consultant advises the MDCC

Include relative performance metric via Total Shareholder Return modifier on long-term performance awards linked to stockholder returns relative to peers

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COMPENSATION MATTERS

2021 COMPENSATION ELEMENTS

The following summarizes the compensation elements used for 2021 to reward and retain our NEOs.

BASE SALARY

Base salaries for our NEOs depend on several factors, including the size, scope and impact of their role, market data, leadership skills, length of service and individual performance and contributions.

The MDCC regularly reviews base salaries and benchmark data provided by the MDCC’s independent compensation consultant. During 2021, the MDCC kept salaries for NEOs flat other than in connection with promotions for Brian Doubles to CEO and Carol Juel to Chief Technology and Operating Officer. Reflecting market for the CEO position and an appropriate transition from President to CEO, the MDCC increased Mr. Doubles salary from $800,000 to $1,000,000. With the increased responsibility for Ms. Juel leading the combined technology and operations functions at Synchrony, the MDCC increased Ms. Juel’s salary from $625,000 to $650,000.

ANNUAL INCENTIVE

Annual incentive awards to our NEOs (and approximately 3,500 other employees) are made pursuant to Synchrony’s Annual Incentive Plan (“AIP”) with metric weightings and specific goals for threshold, target and maximum payout levels set in January or February each year. Target incentive opportunities are based on market practices for an officer’s role balanced against internal importance of the role.

In January 2021, the MDCC approved changes to the metrics for Synchrony’s Annual Incentive Plan from prior years, adjusting the weighting slightly and removing efficiency ratio as a metric and adding a metric anchored to strategy and culture.

Performance measures for 2021 that were approved at the MDCC’s January meeting were based on two weighted quantitative metrics and one qualitative metric outlined below. We believe, these metrics promote a balanced focus on profit, growth, risk, expenses, strategy and culture.

•	PPNR (Pre-Provision Net Revenue less Net Charge-Offs—50% weighting)—a quantitative metric that aligns the interests of executives with the interests of stockholders with a metric focused on pre-tax earnings that neutralizes the impact of change in reserves, but continues to capture credit quality through a reduction of actual charge-offs. This metric also mitigates volatility in earnings and more closely aligns management decisions with goals and payouts.

•	Average Receivables Growth (30% weighting)—a quantitative metric that focuses executives on expanding the business to drive future earnings.

•	Strategy and Culture (20% weighting)—a qualitative metric that drives accountability to a framework focused on goals related to Synchrony’s culture and strategic results. The framework for this new metric for 2021 includes multiple areas of focus including Strategic Impact, New Way of Working, Diversity, Equity and Inclusion, Employee Support and Engagement, and Social Responsibility which are closely aligned to company values.

The MDCC established minimum, target and maximum performance levels based on Synchrony’s business plan and financial and economic outlook for the industry. Additionally, goals considered (i) historical performance for Synchrony and our peers, (ii) achieving our operating plan and/or (iii) beating prior year performance after reflecting accounting or other governance changes. The Annual Incentive Plan metrics, weights, and goals, approved at the January 2021 MDCC meeting and performance against those goals are shown below:

		GOALS			ASSOCIATED PAYOUT			CALCULATION
METRIC	WEIGHT	MIN	TARGET	MAX	MIN	TARGET	MAX	2021 PERFORMANCE	2021 PAYOUT

PPNR minus Charge-Offs	50%	1,600	1,900	2,300	50%	100%	200%	$3,913	200%

Average Receivables Growth	30%	0%	1.5%	4%	50%	100%	200%	(1.55)%	0%

Strategy & Culture	20%	Based on Framework			50%	100%	200%	--	200%

								Weighted Average:	140%

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COMPENSATION MATTERS

The framework approved by the MDCC for Strategy & Culture Metric and associated performance resulting in 40% funding for that metric is shown below:

EMPLOYEE AND COMMUNITY SUPPORT	EQUITY, DIVERSITY, AND INCLUSION	STRATEGIC IMPACT	NEW WAY OF WORKING

•  Great Places to Work Survey

•  Results—US #37, India #5, Philippines #2

•  Pandemic Support for employees while maintaining customer service and employee safety

•  ESG Environmental Social and Governance continued investments and transparency resulting in media recognition

•  Education as an Equalizer to provide better opportunities in under-represented communities

•  Pay Equity—annual 3rd party pay equity analysis of both base salary and bonus, along with targeted investments resulting in 100% pay equity for employees across genders globally and across racial/ethnic groups in the U.S.

•  VP and Executive Representation improvement in Black, LatinX and Female groups

•  US VP Hiring—significant improvements in 2021 VP hiring in each of Black and LatinX, and Female groups, supporting pipeline for executive representation

•  Supplier Diversity—300% increase in diverse suppliers included in requests for proposal

•  CEO Succession

•  Organizing for Growth company reorganization

•  Stakeholder Engagement first “Investor Day”

•  Expanded Products offered to include Buy-Now-Pay-Later options including “SetPay”

•  Renewals/New Program Launches—TJX, AE, Ashley, Citgo, Google, ShopHQ

•  Cost Efficiencies—Completed planned strategic cost actions realizing approximately $200 million in productivity savings

•  Improved Capabilities in Fraud, Collections, and Authentication to support strong financial performance

•  Employee Flexibility viewed as industry-leading approach

•  Hybrid working model enacted based on employee feedback supports both working from home and working in a physical location

•  Employee Satisfaction 93% satisfied with company approach

•  Expanded applicant pools by 25%

Based on the calculation of performance against the financial goals (i.e., PPNR minus charge-offs and average receivables growth) as well as qualitative performance against the strategy and culture framework approved by the MDCC, the aggregate performance and payout for the annual incentive plan was 140% of target. The MDCC awarded each NEO 140% of their target annual incentive for 2021.

NAME OF EXECUTIVE	2021 ANNUAL INCENTIVE TARGET	2021 ANNUAL INCENTIVE PAYOUT

Margaret Keane	$2,000,000	$2,800,000

Brian Doubles	$1,750,000	$2,450,000

Brian Wenzel	$700,000	$980,000

Tom Quindlen	$850,000	$1,190,000

Alberto Casellas	$625,000	$875,000

Carol Juel	$650,000	$910,000

2021 LONG-TERM INCENTIVE (LTI) AWARDS

Our executives are eligible to receive long-term (equity) awards which are intended to provide compensation that supports multiple goals including to: 1) motivate and reward long-term performance, 2) reinforce an ownership mentality, 3) aligns our executives with shareholder interests, 4) provides retention, and 5) mitigates risk through long-term ownership and stock holdings.

In 2021, NEOs received 45% Restricted Stock Units (RSUs) and 55% Performance Share Units (PSUs). Based on industry trends and stakeholder feedback, starting in 2020 the MDCC increased the mix of PSUs to 55% to further align the interest of management with metrics designed to reflect long-term success of the Company beyond increasing stock price.

RESTRICTED STOCK UNITS (RSU)—45% OF LTI GRANT

The NEOs received annual grants of RSUs in early 2021. The amount of RSUs awarded to each NEO is based on target incentive levels for each executive, based on the competitive market for their role and subject to adjustment by the MDCC. In 2021, the MDCC maintained the vesting period for RSUs at 1/3 per year over three years. Synchrony grants RSUs to reward and retain executives by offering them the opportunity to receive shares of Synchrony stock on the date the restrictions lapse as long as they continue to be employed by the Company.

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COMPENSATION MATTERS

PERFORMANCE SHARE UNITS (PSU)—55% OF LTI GRANT

Under the Synchrony Financial 2014 Long-Term Incentive Plan, we issued performance-based, long-term PSUs in 2021 that vest based on financial performance over the 2021-2023 (3-year) performance period. The PSUs will be paid in shares of common stock if we achieve pre-defined goals relating to our cumulative annual diluted earnings per common share (EPS) and average return on equity (ROE), each weighted 50%. The MDCC selected and approved the metrics and the goals for threshold, target and stretch with the ultimate award ranging from 0% (if threshold performance is not achieved) up to 150% for achieving stretch performance levels.

Target payout levels set for the 2021–2023 performance period require increased normalized EPS growth over the 3-year PSU grant period and above median return on equity performance relative to recent historical peer performance levels. Performance below threshold results in forfeiture of the share units allocated to the corresponding performance measure. Dividend equivalents are accrued but not paid until the end of the performance period based on the actual number of shares earned. These performance metrics align the interests of our executives with the interests of stockholders by encouraging growth while ensuring that growth does not come at the cost of lower returns on assets. Grants of PSUs will vest at the end of the three-year period in the event performance conditions are met.

The 2021 PSU grants continue to include a Total Shareholder Return (TSR) modifier of +/-20% based on our TSR performance relative to peers. The peer group used to determine the modifier is the same peer group used to set executive pay levels. The details of how the modifier impacts the final payout calculations are shown below:

PERFORMANCE	MODIFIER*

Bottom Quartile	80%

Median	No Impact

Top Quartile	120%

* Any performance between bottom quartile and median or median and top quartile is linearly interpolated.

Below is a summary of the equity grants made to executives in 2021:

NAME OF EXECUTIVE	RESTRICTED STOCK UNITS	PERFORMANCE SHARE UNITS	TOTAL

Margaret Keane	$4,050,000	$4,950,000	$9,000,000

Brian Doubles	$2,362,505	$2,887,510	$5,250,015

Brian Wenzel	$1,170,000	$1,430,000	$2,600,000

Tom Quindlen	$1,035,000	$1,265,000	$2,300,000

Alberto Casellas	$945,000	$1,155,000	$2,100,000

Carol Juel	$900,068	$1,100,040	$2,000,108

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COMPENSATION MATTERS

2019-2021 LONG-TERM PERFORMANCE AWARDS (PSUS) PAYOUTS

In 2019, the MDCC granted performance-based, long-term Performance Share Units (PSUs) that vested based on financial performance over the 2019–2021 performance period. The metrics used during the 3-year cycle were chosen to balance executives’ focus on profitability, returning capital to investors, and growing the Company. Target payouts set for the 2019–2021 performance period required a 6.5% annualized growth in EPS over the period excluding the impact of a new accounting standard called the current expected credit losses methodology (CECL) which estimates allowances for credit losses. Target payouts also required a 17.5% return on equity which was top quartile of historical peer performance at that time. The charts below show (i) the performance over the last three years against goals approved at the beginning of the period and (ii) overall negative adjustments to GAAP that neutralized the impact of Walmart, Gap, and BP reserve releases and (iii) neutralizing the impact of new portfolios Verizon and Venmo and (iv) impact of other one-time items including restructuring savings and new deals.

			GOALS		ASSOCIATED PAYOUT			CALCULATION

METRIC	WEIGHT	MIN	TARGET	MAX	MIN	TARGET	MAX	2019-2021 PERFORMANCE	2019-2021 PAYOUT

Cumulative EPS	50%	$10.50	$12.00	$13.50	50%	100%	150%	$13.86	150%

Return on Equity	50%	15.0%	17.5%	20.0%	50%	100%	150%	20.5%	150%

							Weighted Average:		150%

							TSR Adjustment Factor:		120%

							Total Payout:		180%

TSR ADJUSTMENT FACTOR CALCULATION

For the 2019-2021 three-year performance period, the Company’s Total Shareholder Return was at the 80th percentile of peers, resulting in a TSR adjustment factor of 120%.

2021 CEO PERFORMANCE AND OTHER COMPANY ACHIEVEMENTS

In April 2021, Brian Doubles took over as President and CEO after the Company successfully completed the CEO succession process and he subsequently led the Company through substantial re-organization to better align company resources with evolving partner and customer expectations. During 2021, the Company delivered very strong performance across key financial metrics, including record Purchase volume of $166 billion, Net earnings of $4.2 billion / EPS of $7.34, ROA of 4.5% and strong credit performance, all while completing our planned strategic cost actions which realized approximately $200 million in productivity savings. Under his leadership, the company launched a new first-of-its-kind health and wellness credit card program with Walgreens and drove significant growth in the Company’s Venmo and Verizon programs. We also completed our first large-scale investor day and received very positive feedback from stakeholders. Synchrony’s leadership drove the company’s priorities for 2021 by (i) expanding our business (ii) transforming how we work and (iii) delivering outstanding customer experience, as outlined below.

Expanding our Business—Last year we launched 36 new partnership programs and signed 38 renewals at attractive returns, launched a large-scale partner program with Walgreens with fully digital integration across all channels, completed the acquisition of Allegro Credit in the healthcare space, entered into partnerships with Clover and Epic Systems as new distribution channels for our products and created a strategic partnership with Skipify to transform digital commerce with our partners.

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COMPENSATION MATTERS

Transforming How We Work—The company completed a re-organization to better align company resources with evolving partner and customer expectations. Our CEO and his leadership team also continued to ensure we are a truly great place to work for all evidenced by our Great Place to Work ranking of 37th on the Fortune 100 Best Places to Work including top 100 results in areas of (i) Best Companies for Multicultural Women, (ii) Best Companies for Executive Women, (iii) Best Companies for Dads, (iv) Best Place to Work for Disability Inclusion and LGBTQ Equality, and (v) Great Place to Work for India Women. During 2021, Synchrony sustained award-winning financial wellness focused on diversity and inclusion with Payday winning the 2021 Adweek Best Short-Form Fiction award, the America Saves Designation of Savings Excellence Award for America Saves Week, and our executive sponsorships of Millie magazine and Little Women. We also achieved our year-over-year improvement goal for our target demographics by increasing representation of Blacks and Hispanics at the Vice President+ level in the U.S. and increasing the number of females in executive level roles globally.

Delivering Outstanding Customer Experience— In 2021, Synchrony had a number of digitally-driven enhancements to its customer servicing, including account alerts, expedited registration and several other customer service features. Our enhanced digital experience handled approximately 65% of payments in 2021. We leveraged our smart and flexible technology foundation to drive significant advancements in customer experience through the continued expansion of Synchrony’s Application Programming Interface capabilities including both dApply and digital Buy functionalities. This is transforming how we interact and innovate with our partners and is enabling us to quickly launch new product and capabilities as customer needs evolve and opportunities arise.

OTHER COMPENSATION PROGRAMS AND PRACTICES

SYNCHRONY DEFERRED COMPENSATION PLAN

Our Deferred Compensation Plan does not pay an “above-market” rate of interest and is available to a select group of management and highly compensated employees of Synchrony and any of its participating affiliates. Under the plan, eligible employees may elect to defer up to 80% of their base salary and bonus. The plan administrator will designate two or more investment benchmarks which participants can choose between to determine the rate of return or loss applicable to their deferred compensation amounts. Participants can also make elections regarding the time and form of payment of their deferral under the plan, in accordance with Section 409A of the Internal Revenue Code (the “Code”). We have established notional unfunded accounts attributable to participants’ deferrals, which will be adjusted based on participants’ investment elections.

OTHER BENEFITS

In addition to standard health and welfare benefits available to other Synchrony employees, in 2021, Synchrony provided certain executive officers with (i) financial counseling and/or tax preparation services, (ii) supplementary life insurance, and (iii) annual physical examinations, which are reported in the “All Other Compensation” column in the 2021 Summary Compensation Table. The supplementary life insurance policies maintain benefits that existed for certain executives as GE employees prior to the completion of our split-off from GE and in lieu of life insurance benefits that are provided to other Synchrony employees. These policies were frozen in value and participation upon Synchrony’s IPO. While Synchrony could have “bought out” the value of these polices upon IPO, the Company chose to freeze the insurance amount and maintain the policies to help retain senior management through Synchrony’s transition away from GE. The policies require an executive to stay with Synchrony through age 60 to receive the full value of the benefit. The face value of the supplementary life insurance policies for all participants is less than the value of the standard life insurance program for Synchrony employees. Brian Doubles voluntarily forfeited the supplementary life insurance program and transitioned to the standard group term life plan offered to other employees when he became CEO in 2021.

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COMPENSATION MATTERS

STOCK OWNERSHIP GUIDELINES

Our Stock Ownership Guidelines require the Company’s Executive Chair, President & CEO and Executive Vice Presidents to own significant amounts of our common stock, helping to ensure alignment of executives’ interests with those of our stockholders. The stock ownership guideline for our President & CEO and our Executive Chair, is six times base salary. The stock ownership guideline for Executive Vice Presidents, including the other four NEOs, is three times base salary. The guidelines are to be met within five years of being subject to the policy and/or promotion. For the purposes of our stock ownership guidelines, all shares of common stock, RSUs and phantom stock units held by our executives are credited toward ownership levels. All of our NEOs’ stock ownership exceeds the ownership guidelines. Based on our closing stock price on March 2, 2022 of $39.76, our NEOs had the following ownership base-salary multiples:

NAME OF EXECUTIVE	REQUIRED MULTIPLE	OWNERSHIP AS OF MARCH 2, 2022

Margaret Keane	6.0X	30.8X

Brian Doubles	6.0X	13.9X

Brian Wenzel	3.0X	6.3X

Tom Quindlen	3.0X	7.9X

Alberto Casellas	3.0X	5.6X

Carol Juel	3.0X	6.5X

ANTI-HEDGING AND ANTI-PLEDGING RESTRICTIONS

Our Code of Conduct, which applies to all of our employees (including officers) and directors, includes anti-hedging provisions that prohibit all employees and directors from engaging in transactions in derivatives of or short-selling of Synchrony securities, including buying and writing options. We also maintain an anti-pledging policy that prohibits employees and directors from pledging activity in Synchrony securities.

CLAWBACK POLICY

In 2018, the MDCC expanded the existing clawback policy beyond conduct detrimental to the Company, to include “no fault” financial restatements for all of our named executive officers. Under the revised policy, in the event that the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company will take action to recover from any current or former executive officer who received any annual or long-term incentive compensation paid, awarded, or granted during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement.

Additionally, under the Company’s policy, if it is determined that an employee at or above a designated executive grade under the Company’s compensation structure has engaged in conduct detrimental to the Company, the Bank or any of the Company’s other subsidiaries, the MDCC or, in the case of a Bank employee, the Bank’s Development and Compensation Committee, may take a range of actions to remedy the misconduct, prevent its recurrence, and impose such discipline as would be appropriate. Discipline may vary depending on the facts and circumstances, and may include, without limitation, (a) termination of employment, (b) initiating an action for breach of fiduciary duty, (c) reducing, cancelling or seeking reimbursement of any paid or awarded compensation, and (d) if the conduct resulted in a material inaccuracy in the Company’s financial statements or performance metrics that affects the executive’s compensation, seeking reimbursement of any portion of incentive compensation paid or awarded to the executive that is greater than what would have been paid or awarded if calculated based on the accurate financial statements or performance metrics. If it is determined that an executive engaged in fraudulent misconduct, the MDCC or, in the case of a Bank employee, the Bank’s Development and Compensation Committee, will seek such reimbursement. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities, or as otherwise required by any agreement with a stock exchange on which the Company’s securities are listed.

2022 ANNUAL MEETING AND PROXY STATEMENT / 47

COMPENSATION MATTERS

COMPENSATION AND RISK

RISK REVIEW PROCESS

Synchrony’s risk management culture is strongly supported by a thorough risk review process that focuses on whether the risks we take are within our risk appetite framework. In 2021, working cross-functionally, our CEO and senior executives from our risk and human resources teams identified the individuals considered to be Material Risk Takers (“MRTs”) or Material Risk Controllers (“MRCs”). These individuals are required to have annual goals and objectives specifically tied to risk and compliance standards. As part of the annual process, our Control Function Leaders, our CEO, our Audit Committee, MDCC and Risk Committee conducted assessments on MRTs and MRCs, which took into consideration MRT/MRC behavior in relation to their annual goals and objectives as well as any adverse risk outcomes during the year. These assessments are included in each MRT/MRC’s performance evaluations. By conducting these risk review processes as well as maintaining full transparency on all of our risk management policies and procedures, we believe that we have been able to discourage inappropriate risk taking.

REVIEW OF NEO INCENTIVE COMPENSATION RELATED TO RISK MANAGEMENT

In 2021, the MDCC reviewed the relationship between our risk management policies and practices and the incentive compensation provided to our NEOs to confirm that their incentive compensation appropriately balances risk and reward and determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on our Company. The MDCC met with the CRO to discuss the annual risk assessment conducted with respect to incentive compensation plans in which all employees (including the NEOs) participate, including whether these arrangements had any features that might encourage excessive risk taking that could threaten the value of the Company. The CRO also discussed the risk mitigation factors reviewed in the annual risk assessment, including the balance between financial and non-financial measures as well as the short-term and long-term oriented measures. The MDCC also continues to monitor a separate, ongoing risk assessment by senior management of our broader employee compensation practices consistent with the federal banking regulators’ guidance on sound incentive compensation practices.

RISK REVIEW OF INCENTIVE PLANS

Each year, we conduct a risk analysis on each of our incentive plans. In 2021, we hired an outside independent consultant to conduct this risk assessment. The analysis covered 100% of our incentive eligible population and allowed us to understand the degree to which our plans contribute to excessive risk taking. Based on this review, all our incentive plans were rated such that they conform to or exceed key standards for risk management. Additionally, all incentive plans including any changes are reviewed each year and approved by our Chief Risk and Chief Human Resource Officers.

ROLE OF INDEPENDENT COMPENSATION CONSULTANT

Under its charter, the MDCC has the authority to retain such compensation consultants, outside counsel and other advisors as the MDCC may deem appropriate in its sole discretion. In 2021, the MDCC engaged Meridian to provide advice regarding market pay levels, strong pay practices and other executive compensation matters. Meridian also provided advice to the Nominating and Corporate Governance Committee regarding director compensation. Meridian does not provide any other services to the MDCC or to Synchrony. The MDCC has determined that Meridian is independent and does not have any conflicts of interest.

COMPENSATION COMMITTEE REPORT

The MDCC of the Board of Directors of Synchrony have reviewed and discussed the Compensation Discussion and Analysis with Synchrony’s management, and based on our review and discussions with management, we recommend to Synchrony’s Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement. Respectfully submitted by the MDCC of the Board.

Laurel J. Richie, Chair

Fernando Aguirre

Jeffrey G. Naylor

Ellen M. Zane

48 / 2022 ANNUAL MEETING AND PROXY STATEMENT

COMPENSATION MATTERS

2021 EXECUTIVE COMPENSATION

The following table contains 2021 compensation information for our NEOs.

2021 SUMMARY COMPENSATION TABLE

NAME	YEAR	SALARY	BONUS(1)	STOCK AWARDS(2)	OPTION AWARDS(3)	NON- EQUITY INCENTIVE PLAN COMP. (4)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMP. EARNINGS (5)	ALL OTHER COMP. (6)	TOTAL

Margaret Keane(7)	2021	$1,175,000	$0	$9,000,000	$0	$2,800,000	$0	$525,981	$13,500,981
	2020	$1,175,000	$2,232,500	$9,000,048	$0	$0	$0	$532,965	$12,940,513

	2019	$1,175,000	$0	$8,000,027	$0	$2,451,000	$0	$543,281	$12,169,308

Brian Doubles	2021	$950,685	$0	$5,250,015	$0	$2,450,000	$0	$229,647	$8,880,347
	2020	$800,000	$1,140,000	$3,000,035	$0	$0	$0	$241,676	$5,181,711

	2019	$766,575	$0	$2,400,088	$0	$1,251,600	$0	$198,117	$4,616,381

Brian Wenzel	2021	$700,000	$0	$2,600,000	$0	$980,000	$0	$150,151	$4,430,151
	2020	$653,005	$665,000	$1,800,039	$0	$0	$0	$146,334	$3,264,378

	2019	$526,329	$0	$1,285,061	$0	$678,000	$0	$101,632	$2,591,022

Tom Quindlen	2021	$850,000	$0	$2,300,000	$0	$1,190,000	$0	$269,666	$4,609,666
	2020	$850,000	$807,500	$2,300,035	$0	$0	$0	$286,984	$4,244,519

	2019	$850,000	$0	$1,397,825	$0	$886,600	$0	$266,319	$3,400,744

Alberto Casellas	2021	$625,000	$0	$2,100,000	$0	$875,000	$0	$149,018	$3,749,018

Carol Juel	2021	$639,658	$0	$2,000,108	$0	$910,000	$0	$160,589	$3,710,355

(1)

Amounts shown under “bonus” for 2020 reflect incentive paid under refocused discretionary incentive framework in 2020; amounts shown in 2021 and 2019 under “Non-Equity Incentive Plan Awards” reflect incentive paid under the Annual Incentive Plan metrics for the respective years.

(2)

For 2021, these amounts include the grant date fair value of three-year PSUs based on the probable outcome of the performance conditions: Ms. Keane ($4,950,000); Mr. Doubles ($2,887,510); Mr. Wenzel ($1,430,000); Mr. Quindlen ($1,265,000); Mr. Casellas ($1,155,000) and Ms. Juel ($1,100,040). The value of these awards, assuming that the highest level of performance conditions will be achieved as follows: Ms. Keane ($8,910,000); Mr. Doubles ($5,197,518); Mr. Wenzel ($2,574,000); Mr. Quindlen ($2,277,000); Mr. Casellas ($2,079,000) and Ms. Juel ($1,980,072)

(3)

This column represents the aggregate grant date fair value of stock options. Synchrony measures the fair value of each stock option the date of grant using a Black-Scholes option pricing model. Synchrony did not grant any stock options in 2021.

(4)	This column represents amounts paid under Synchrony’s Annual Incentive Plan. The MDCC awarded a final payout of 140% for the 2021 performance year.

(5)	Synchrony does not have a pension plan, and our non-qualified defined contribution plans do not provide above market earnings.

(6)	See the “2021 All Other Compensation Table” for additional information about All Other Compensation paid in 2021.

(7)

For 2021, total compensation for Ms. Keane reflects equity awards granted March 1, 2021 while CEO, prior to appointment to Executive Chair. On April 1, 2021, Ms. Keane’s target pay was reduced in connection with her transition from CEO to Executive Chair, including a reduction in annual target equity from $9,000,000 to $6,000,000.

2022 ANNUAL MEETING AND PROXY STATEMENT / 49

COMPENSATION MATTERS

2021 ALL OTHER COMPENSATION

In 2021, our NEOs received additional benefits, reflected in the table below, which Synchrony believed to be reasonable, competitive and consistent with its overall executive compensation program. The costs of these benefits are shown below after giving effect to any reimbursements by the NEOs.

2021 ALL OTHER COMPENSATION TABLE

NAME OF EXECUTIVE	PERQUISITES & OTHER PERSONAL BENEFITS (1)	VALUE OF SUPPLEMENTARY LIFE INSURANCE PREMIUMS (2)	PAYMENTS RELATING TO EMPLOYEE SAVINGS PLAN (3)	AMOUNTS CREDITED TO RESTORATION PLAN ACCOUNT (4)	TOTAL

Margaret Keane	$12,000	$139,156	$31,900	$342,925	$525,981

Brian Doubles	$0	$0	$31,900	$197,747	$229,647

Brian Wenzel	$0	$0	$31,900	$118,251	$150,151

Tom Quindlen	$0	$87,341	$31,900	$150,425	$269,666

Alberto Casellas	$14,950	$0	$31,900	$102,168	$149,018

Carol Juel	$22,767	$2,178	$31,900	$103,744	$160,589

(1)

Amounts in this column include financial counseling and annual physical examinations reimbursed in 2021. Ms. Juel’s financial counseling reimbursement includes the full reimbursement for 2021 plus additional reimbursement for previously unused balance from 2020.

(2)

This column reports taxable payments made to the NEOs to cover premiums for universal life insurance policies owned by the executives. The NEOs receive these payments in lieu of the higher standard life insurance coverage available to other employees. These policies include: (a) for Ms. Keane and Mr. Quindlen, life insurance policies totaling $1 million in coverage at the time of enrollment, increased 4% annually thereafter until IPO, and (b) for Ms. Juel, a life insurance policy with coverage fixed at two times annual pay at the time of the completion of our split-off from GE. These policies maintain benefits that existed for these executives as GE employees prior to the completion of our split-off from GE and in lieu of life insurance benefits that are provided to other Synchrony employees. The face value of the life insurance policies for Ms. Keane, Mr. Quindlen, and Ms. Juel is less than what they would have received under the standard life insurance program for Synchrony employees.

(3)	This column reports Company core contributions, matching contributions and additional contributions to the NEOs’ 401(k) savings accounts up to the limitations imposed under IRS rules, and the plan.

(4)

This column reports Company contributions associated with the Synchrony Financial Restoration Plan, which provides continuation of Company contributions on salary and bonus that would have been made to our 401(k) plan but for various limitations imposed by the Code. For additional details on the Restoration Plan and the specific design elements of the plan, see “Synchrony Financial Restoration Plan.”

50 / 2022 ANNUAL MEETING AND PROXY STATEMENT

COMPENSATION MATTERS

2021 GRANTS OF PLAN-BASED AWARDS

The following table provides information about Synchrony plan-based awards granted to the NEOs in 2021, including the annual non-equity incentive plan awards granted pursuant to Synchrony’s Annual Incentive Plan and the equity awards granted under the Synchrony Financial 2014 Long-Term Incentive Plan. In regard to the annual non-equity incentive plan awards granted pursuant to Synchrony’s Annual Incentive Plan, the table below provides the threshold, target and maximum cash awards linked to Synchrony’s performance over the 2021 performance period based on the following metrics: earnings (50%), receivables growth (30%), and strategy and culture (20%). In regard to the equity incentive plan awards granted pursuant to the Synchrony Financial 2014 Long-Term Incentive Plan, the table below provides: (i) the grant date, (ii) the number of shares or stock units underlying stock awards, (iii) the number of other securities underlying option awards granted, (iv) the exercise or base price of the stock option grants, which reflects the closing price of Synchrony common stock on the date of grant, and (v) the grant date fair value of each option grant computed in accordance with applicable SEC rules.

2021 GRANTS OF SYNCHRONY PLAN-BASED AWARDS TABLE

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (1)			ALL OTHER STOCK AWARDS (# UNITS)(2)	GRANT PRICE	TOTAL STOCK AWARDS (# UNITS)	VALUE OF TOTAL STOCK AWARDS(3)
NAME OF EXECUTIVE	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (# UNITS)	TARGET (# UNITS)	MAXIMUM (# UNITS)

Keane	3/1/21	1,000,000	2,000,000	4,000,000	61,875	123,750	185,625	101,250	$40.00	225,000	$9,000,000

Doubles	3/1/21	875,000	1,750,000	3,500,000	20,625	41,250	61,875	33,750	$40.00	129,009	$5,250,015
	4/1/21				14,853	29,705	44,558	24,304	$41.66

Wenzel	3/1/21	350,000	700,000	1,400,000	17,875	35,750	53,625	29,250	$40.00	65,000	$2,600,000

Quindlen	3/1/21	425,000	850,000	1,700,000	15,813	31,625	47,438	25,875	$40.00	57,500	$2,300,000

Casellas	3/1/21	312,500	625,000	1,250,000	14,438	28,875	43,313	23,625	$40.00	52,500	$2,100,000

Juel	3/1/21	325,000	650,000	1,300,000	12,032	24,063	36,095	19,688	$40.00	48,868	$2,000,108
	7/1/21				1,407	2,814	4,221	2,303	$48.87

(1)

These columns show the number of PSUs granted as long-term performance awards that are linked to Synchrony’s performance over the 2021- 2023 performance period. The PSUs will be payable in shares of common stock based on our cumulative annual diluted earnings per share and average return on equity over the performance period provided performance and vesting conditions are met. Final payout will be subject to a Total Shareholder Return (TSR) modifier of +/-20% of the amounts reflected above based on our TSR performance relative to peers used to set executive pay levels. Threshold and maximum values represent the units payable assuming a median relative TSR.

(2)

This column shows the number of RSUs granted as part of the annual equity incentive grant in March 2021 as well as additional RSUs granted in conjunction with promotions for Mr. Doubles and Ms. Juel on April 1, 2021 and July 1, 2021 respectively. All RSUs will vest ratably in three equal annual installments beginning one year from the date of grant and each year thereafter.

(3)

This column shows the aggregate grant date fair value of PSUs and RSUs granted to the NEOs during 2021. Generally, the aggregate grant date fair value is the expected accounting expense that will be recognized over the award’s vesting schedule. For RSUs and PSUs, the value is assumed to be the stock price on the grant date (or the last trading day prior to the grant date).

2022 ANNUAL MEETING AND PROXY STATEMENT / 51

COMPENSATION MATTERS

2021 OUTSTANDING SYNCHRONY EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of Synchrony equity awards by the NEOs as of the 2021 fiscal year-end. This table includes unexercised (both vested and unvested) option grants and unvested RSUs and PSUs with vesting conditions that were not yet satisfied as of December 31, 2021. Each equity grant is shown separately. The vesting schedule for each outstanding award is shown following this table.

2021 OUTSTANDING SYNCHRONY EQUITY AWARDS AT FISCAL YEAR-END TABLE

	OPTION AWARDS					STOCK AWARDS

NAME OF EXECUTIVE	OPTION GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (EXERCISABLE)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (UNEXERCISABLE)	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	STOCK AWARD GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT YET VESTED(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(2)

Keane	4/1/2015	63,532	0	$30.41	4/1/2025

	4/1/2017	132,898	33,225	$34.30	4/1/2027	4/1/2017	18,368	$852,088

	4/1/2018	93,852	62,568	$33.53	4/1/2028	4/1/2018	23,718	$1,100,264

						3/1/2019	44,212	$2,051,012

						3/1/2020	97,392	$4,517,996	178,551	$8,282,993

						3/1/2021	102,624	$4,760,710	125,429	$5,818,646

Doubles	7/31/2014	84,696	0	$23.00	7/31/2024

	9/17/2014	11,610	0	$24.55	9/17/2024

	4/1/2015	20,728	0	$30.41	4/1/2025

	4/1/2016	28,019	0	$29.33	4/1/2026

	4/1/2017	22,759	5,690	$34.30	4/1/2027	4/1/2017	3,145	$145,874

	4/1/2018	23,463	15,642	$33.53	4/1/2028	4/1/2018	9,224	$427,888

						3/1/2019	11,054	$512,790

						5/2/2019	2,102	$97,515

						3/1/2020	32,464	$1,505,999	59,518	$2,761,030

						3/1/2021	34,208	$1,586,903	41,810	$1,939,549

						4/1/2021	24,634	$1,142,759	30,108	$1,396,710

Wenzel	4/1/2015	6,281	0	$30.41	4/1/2025

	4/1/2016	8,490	0	$29.33	4/1/2026

	4/1/2017	6,811	1,703	$34.30	4/1/2027	4/1/2017	941	$43,654

	4/1/2018	5,279	3,520	$33.53	4/1/2028	4/1/2018	2,076	$96,327

						3/1/2019	2,487	$115,390

						5/2/2019	4,387	$203,518

						3/1/2020	19,480	$903,658	35,710	$1,656,609

						3/1/2021	29,647	$1,375,316	36,235	$1,680,942

Quindlen	4/1/2015	18,240	0	$30.41	4/1/2025

	4/1/2016	24,659	0	$29.33	4/1/2026

	4/1/2017	23,848	5,963	$34.30	4/1/2027	4/1/2017	3,296	$152,894

	4/1/2018	16,842	11,228	$33.53	4/1/2028	4/1/2018	6,621	$307,171

						3/1/2019	7,935	$368,090

						3/1/2020	24,890	$1,154,625	45,630	$2,116,764

						3/1/2021	26,226	$1,216,626	32,054	$1,486,987

52 / 2022 ANNUAL MEETING AND PROXY STATEMENT

COMPENSATION MATTERS

	OPTION AWARDS					STOCK AWARDS

NAME OF EXECUTIVE	OPTION GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (EXERCISABLE)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (UNEXERCISABLE)	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	STOCK AWARD GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT YET VESTED(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(2)

Casellas	7/31/2014	23	0	$23.00	7/31/2024

	9/17/2014	3,774	0	$24.55	9/17/2024

	4/1/2015	6,632	0	$30.41	4/1/2025

	4/1/2016	8,964	0	$29.33	4/1/2026

	4/1/2017	9,270	2,318	$34.30	4/1/2027	4/1/2017	1,281	$59,436

	4/1/2018	6,546	4,365	$33.53	4/1/2028	4/1/2018	2,573	$119,384

						3/1/2019	5,129	$237,921

						3/1/2020	19,480	$903,658	35,710	$1,656,609

						3/1/2021	23,946	$1,110,832	29,267	$1,357,684

Juel	4/1/2015	11,436	0	$30.41	4/1/2025

	4/1/2016	17,177	0	$29.33	4/1/2026

	4/1/2017	13,290	3,323	$34.30	4/1/2027	4/1/2017	1,837	$85,208

	4/1/2018	10,887	7,258	$33.53	4/1/2028	4/1/2018	4,280	$198,547

						3/1/2019	5,129	$237,921

						3/1/2020	16,232	$752,999	29,759	$1,380,515

						3/1/2021	19,955	$925,717	24,389	$1,131,427

						7/1/2021	2,323	$107,762	2,838	$131,673

(1)

The market value of the stock awards represents the product of the closing price of Synchrony common stock as of December 31, 2021, which was $46.39, and the number of shares underlying each such award.

(2)

PSUs granted in 2021 and 2020 vest, to the extent earned, on December 31, 2023 and December 31, 2022, respectively. The market value of PSUs that have not vested as of December 31, 2021 was calculated using the closing price of Synchrony common stock as of December 31, 2021, which was $46.39, multiplied by the number of unvested units based on achieving target performance goals.

2022 ANNUAL MEETING AND PROXY STATEMENT / 53

COMPENSATION MATTERS

2021 OUTSTANDING SYNCHRONY EQUITY AWARDS VESTING SCHEDULE

NAME OF EXECUTIVE	GRANT DATE	OPTION AWARDS VESTING SCHEDULE (1)	GRANT DATE	STOCK AWARDS VESTING SCHEDULE (2)	EQUITY INCENTIVE PLAN VESTING SCHEDULE (3)

All Executives	4/1/17	20% vests 2022	4/1/17	20% vests 2022

All Executives	4/1/18	20% vests 2022, and 2023	4/1/18	20% vests 2022 and 2023

All Executives			3/1/19	33.3% vests 2022

Doubles, Wenzel			5/2/19	33.3% vests 2022

All Executives			3/1/20	33.3% vests 2022 and 2023	100% vests December 31, 2022

All Executives			3/1/21	33.3% vests 2022, 2023, 2024	100% vests December 31, 2023

Doubles			4/1/21	33.3% vests 2022, 2023, 2024	100% vests December 31, 2023

Juel			7/1/21	33.3% vests 2022, 2023, 2024	100% vests December 31, 2023

(1)

This column shows the vesting schedule of unexercisable or unearned options reported in the “Number of Securities Underlying Unexercised Options (Unexercisable)” column of the “2021 Outstanding Synchrony Equity Awards at Fiscal Year-End Table.” The stock options vest on the anniversary of the grant date in the years shown in the table above.

(2)

This column shows the vesting schedule of unvested RSUs reported in the “Number of Shares or Units of Stock That Have Not Vested” column of the “2021 Outstanding Synchrony Equity Awards at Fiscal Year-End Table.” The RSUs vest on the anniversary of the grant date in the years shown in the table above.

(3)

This column shows the vesting schedule of the unvested PSUs reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column of the 2021 Outstanding Synchrony Equity Awards at Fiscal Year-End Table.” PSUs vest to the extent earned on the date shown in the table above.

54 / 2022 ANNUAL MEETING AND PROXY STATEMENT

COMPENSATION MATTERS

2021 SYNCHRONY NONQUALIFIED DEFERRED COMPENSATION

The table below provides information on the nonqualified deferred compensation of the NEOs in 2021, including our Deferred Compensation and Restoration Plans:

SYNCHRONY-DEFERRED COMPENSATION

Our Deferred Compensation Plan does not pay an “above-market” rate of interest and is available to a select group of management and highly compensated employees of Synchrony and any of its participating affiliates. Under the plan, eligible employees may, to the extent permitted by the administrator of the plan, elect to defer up to 80% (or such lower percentage, as determined by the plan administrator) of their base salary and bonus, and all or a portion of any other type of compensation, as determined by the plan administrator.

SYNCHRONY FINANCIAL RESTORATION PLAN

The Restoration Plan mirrors the Company’s qualified 401(k) plan. The plan provides a continuation of Company contributions on salary and bonus that would have been made to our 401(k) plan but for various limitations imposed by the Code, along with additional Company contributions that cannot be made to the 401(k) plan. The plans include Company contributions of (i) a 3% core contribution, (ii) a 4% match, and (iii) 4% additional contribution for former participants of GE pension plans. The Restoration Plan account is forfeited if an executive leaves voluntarily prior to age 60. For 2021, each of our NEOs received contributions to his or her Restoration Plan account, which are reported in the “All Other Compensation” column in the 2021 Summary Compensation Table.

2021 SYNCHRONY NONQUALIFIED DEFERRED COMPENSATION

NAME OF EXECUTIVE	TYPE OF PLAN	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR	AGGREGATE EARNINGS IN LAST FISCAL YEAR (1)	AGGREGATE BALANCE AT LAST FISCAL YEAR-END

Keane	Restoration Plan	$0	$342,925	$483,814	$4,009,352

	Deferred Comp Plan	$0	$0	$0	$0

Doubles	Restoration Plan	$0	$197,747	$298,821	$1,973,346

	Deferred Comp Plan	$0	$0	$0	$0

Wenzel	Restoration Plan	$0	$118,251	$143,835	$881,441

	Deferred Comp Plan	$0	$0	$0	$0

Quindlen	Restoration Plan	$0	$150,425	$415,859	$2,291,002

	Deferred Comp Plan	$0	$0	$0	$0

Casellas	Restoration Plan	$0	$102,168	$215,845	$898,377

	Deferred Comp Plan	$0	$0	$2,071	$7,784

Juel	Restoration Plan	$0	$103,744	$280,314	$1,125,724

	Deferred Comp Plan	$0	$0	$0	$0

(1)	The earnings on amounts contributed to the Restoration Plan may be positive or negative, depending on the NEO’s market-based investment choice.

2022 ANNUAL MEETING AND PROXY STATEMENT / 55

COMPENSATION MATTERS

2021 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL AT FISCAL YEAR-END

The information below describes and quantifies certain compensation that would have become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2021, given the NEO’s compensation and service levels as of such date and based on Synchrony’s closing stock price on December 31, 2021 as applicable. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any amounts actually paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event, Synchrony’s stock price, as applicable, and the executive’s age.

EXECUTIVE SEVERANCE PLAN

The purpose of the Executive Severance Plan is to secure the continued services and ensure the continued dedication of our NEOs and other executives. The Executive Severance Plan provides that if a participating executive is laid off, part of a redundancy or reorganization, or terminated for “for the good of the Company,” such executive will be entitled to the following cash payment:

CEO—18 months of the CEO’s base salary, offset by any other severance cash payment that the CEO will receive from the Company in connection with being laid off, such as payment from the broad-based severance plan available to other U.S. employees;

Other NEOs—12 months of an NEO’s base salary, offset by any other severance cash payment that the NEO will receive from the Company in connection with being laid off, such as payment from the broad-based severance plan available to other U.S. employees.

CIC SEVERANCE PLAN

The purpose of the CIC Severance Plan is to secure the continued services and ensure the continued dedication and objectivity of executives in the event of any occurrence of, threat of, or negotiation or other action that could lead to, a change in control of the Company. The CIC Severance Plan provides for the following benefits upon a “double-trigger” qualifying termination of employment within 30 months following a change in control:

CEO—Cash payment of (1) the CEO’s prorated bonus for the year of termination, (2) a severance benefit equal to the product of three multiplied by the sum of the CEO’s annual base salary and average target bonus for the three prior years, and (3) an amount equal to 36 months of the employer portion of the monthly premium or cost of coverage for the health benefits elected by the CEO, based on the rates for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“Healthcare Premiums”). In addition, for 36 months following the CEO’s termination of employment, the CEO will be entitled to reasonable executive outplacement services.

Other NEOs—Cash payment of (1) the NEO’s prorated bonus for the year of termination, (2) a severance benefit equal to the product of two-and-one-half multiplied by the sum of the NEO’s annual base salary and average target bonus for the three prior years, and (3) an amount equal to 30 months of the employer portion of the monthly premium or cost of coverage for the health benefits elected by the NEO, based on the rates for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“Healthcare Premiums”). In addition, for 30 months following the NEO’s termination of employment, the NEO will be entitled to reasonable executive outplacement services.

SYNCHRONY EQUITY AWARDS

If one of the NEOs were to retire (voluntarily terminating after reaching age 60 with three years of service) or involuntarily terminate with over 20 years of service, all awards held for a least one year will continue to vest according to the original vesting schedule. For involuntary termination with less than 20 years of service, all awards held for at least one year continue to vest on a pro-rata basis according to the original vesting schedule. For death and disability, all awards immediately vest and any unvested performance share units pay out at target levels. For these purposes, “disability” generally means disability resulting in the NEO being unable to perform their job.

56 / 2022 ANNUAL MEETING AND PROXY STATEMENT

COMPENSATION MATTERS

PAYMENT UPON TERMINATION AS OF YEAR-END TABLES

The following tables show the payments that each of our NEOs would have received under various termination scenarios on December 31, 2021. Termination upon a change in control reflects amounts assuming each NEO’s employment was terminated by the Company without “cause” or by the executive for “good reason” within 30 months of the specified time period prior to or following the change in control. Of the NEOs, only Ms. Keane was eligible to retire as of December 31, 2021; therefore, other than Ms. Keane and Deferred Compensation for Mr. Casellas, the NEOs do not have any values in the voluntary or retirement termination columns below. The tables below assume a stock price of $46.39, the closing price of a share of our common stock on December 31, 2021.

MARGARET KEANE

ELEMENT OF PAY	FOR CAUSE	VOLUNTARY TERMINATION	INVOLUNTARY TERMINATION(1)	RETIREMENT (2)	DEATH OR DISABILITY	CHANGE-IN- CONTROL

Severance	$0	$0	$1,762,500	$0	$0	$10,889,500

Restricted Stock Units	$0	$8,521,360	$8,521,360	$8,521,360	$13,282,070	$13,282,070

Stock Options	$0	$1,206,315	$1,206,315	$1,206,315	$1,206,315	$1,206,315

Long-Term Performance Plan	$0	$8,282,993	$8,282,993	$8,282,993	$14,101,639	$14,101,639

Annual Cash Incentive	$0	$2,800,000	$2,800,000	$2,800,000	$2,800,000	$2,800,000

Health Benefits Payment	$0	$0	$0	$0	$0	$36,702

Restoration Plan	$0	$4,009,352	$4,009,352	$4,009,352	$4,009,352	$4,009,352

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$24,820,020	$26,582,520	$24,820,020	$35,399,376	$46,325,578

BRIAN DOUBLES
ELEMENT OF PAY	FOR CAUSE	VOLUNTARY TERMINATION	INVOLUNTARY TERMINATION(1)	RETIREMENT (2)	DEATH OR DISABILITY	CHANGE-IN- CONTROL

Severance	$0	$0	$1,426,027	$0	$0	$6,099,455

Restricted Stock Units	$0	$0	$2,690,066	$0	$5,419,728	$5,419,728

Stock Options	$0	$0	$269,948	$0	$269,948	$269,948

Long-Term Performance Plan	$0	$0	$2,761,030	$0	$6,097,289	$6,097,289

Annual Cash Incentive	$0	$0	$2,450,000	$0	$2,450,000	$2,450,000

Health Benefits Payment	$0	$0	$0	$0	$0	$59,427

Restoration Plan	$0	$0	$1,973,346	$0	$1,973,346	$1,973,346

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$0	$11,570,417	$0	$16,210,311	$22,369,193

BRIAN WENZEL
ELEMENT OF PAY	FOR CAUSE	VOLUNTARY TERMINATION	INVOLUNTARY TERMINATION(1)	RETIREMENT (2)	DEATH OR DISABILITY	CHANGE-IN- CONTROL

Severance	$0	$0	$700,000	$0	$0	$3,152,500

Restricted Stock Units	$0	$0	$1,362,548	$0	$2,737,864	$2,737,864

Stock Options	$0	$0	$65,856	$0	$65,856	$65,856

Long-Term Performance Plan	$0	$0	$1,656,609	$0	$3,337,551	$3,337,551

Annual Cash Incentive	$0	$0	$980,000	$0	$980,000	$980,000

Health Benefits Payment	$0	$0	$0	$0	$0	$50,877

Restoration Plan	$0	$0	$881,441	$0	$881,441	$881,441

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$0	$5,646,454	$0	$8,002,712	$11,206,089

2022 ANNUAL MEETING AND PROXY STATEMENT / 57

COMPENSATION MATTERS

TOM QUINDLEN

ELEMENT OF PAY	FOR CAUSE	VOLUNTARY TERMINATION	INVOLUNTARY TERMINATION(1)	RETIREMENT(2)	DEATH OR DISABILITY	CHANGE-IN- CONTROL

Severance	$0	$0	$850,000	$0	$0	$4,321,167

Restricted Stock Units	$0	$0	$1,982,780	$0	$3,199,406	$3,199,406

Stock Options	$0	$0	$216,485	$0	$216,485	$216,485

Long-Term Performance Plan	$0	$0	$2,116,764	$0	$3,603,751	$3,603,751

Annual Cash Incentive	$0	$0	$1,190,000	$0	$1,190,000	$1,190,000

Health Benefits Payment	$0	$0	$0	$0	$0	$49,337

Restoration Plan	$0	$0	$2,291,002	$0	$2,291,002	$2,291,002

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$0	$8,647,031	$0	$10,500,644	$14,871,148

ALBERTO CASELLAS
ELEMENT OF PAY	FOR CAUSE	VOLUNTARY TERMINATION	INVOLUNTARY TERMINATION(1)	RETIREMENT (2)	DEATH OR DISABILITY	CHANGE-IN- CONTROL

Severance	$0	$0	$625,000	$0	$0	$3,020,000

Restricted Stock Units	$0	$0	$1,320,398	$0	$2,431,231	$2,431,231

Stock Options	$0	$0	$84,159	$0	$84,159	$84,159

Long-Term Performance Plan	$0	$0	$1,656,609	$0	$3,014,293	$3,014,293

Annual Cash Incentive	$0	$0	$875,000	$0	$875,000	$875,000

Health Benefits Payment	$0	$0	$0	$0	$0	$49,523

Restoration Plan	$0	$0	$898,377	$0	$898,377	$898,377

Deferred Compensation	$7,784	$7,784	$7,784	$7,784	$7,784	$7,784

Total Value to Executive	$7,784	$7,784	$5,467,327	$7,784	$7,310,844	$10,380,367

CAROL JUEL
ELEMENT OF PAY	FOR CAUSE	VOLUNTARY TERMINATION	INVOLUNTARY TERMINATION(1)	RETIREMENT (2)	DEATH OR DISABILITY	CHANGE-IN- CONTROL

Severance	$0	$0	$639,658	$0	$0	$3,056,644

Restricted Stock Units	$0	$0	$637,338	$0	$2,308,155	$2,308,155

Stock Options	$0	$0	$66,756	$0	$133,513	$133,513

Long-Term Performance Plan	$0	$0	$690,258	$0	$2,643,615	$2,643,615

Annual Cash Incentive	$0	$0	$910,000	$0	$910,000	$910,000

Health Benefits Payment	$0	$0	$0	$0	$0	$50,691

Restoration Plan	$0	$0	$1,125,724	$0	$1,125,724	$1,125,724

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$0	$4,069,734	$0	$7,121,007	$10,228,342

(1)

All of our NEO’s except Ms. Juel are eligible for continued vesting at 100% for awards held at least one year under our equity plans due to having more than 20 years of service. Ms. Juel would be eligible for continued vesting at 50% for unvested RSUs and Stock Options held at least one year, and pro-rata vesting for any PSUs held at least one year based on the number of whole or partial months completed in the performance period.

(2)

In order to receive retirement treatment upon termination with respect to the Annual Incentive Plan, equity plans, and Restoration Plan, an executive must be age 60 with at least three years of service. As of December 31, 2021, only Ms. Keane qualifies for retirement. As a result, amounts in the Voluntary Termination column match those in the Retirement column.

58 / 2022 ANNUAL MEETING AND PROXY STATEMENT

COMPENSATION MATTERS

INDEPENDENT DIRECTORS’ COMPENSATION

Our compensation program for independent directors is designed to achieve the following goals: (a) fairly pay directors for work required at a company of our size and scope of operations; (b) align directors’ interests with the long-term interests of our stockholders; and (c) have a compensation structure that is simple, transparent and easy for stockholders to understand. Our Nominating and Corporate Governance Committee reviews director compensation annually. In connection with these reviews, the Nominating and Corporate Governance Committee receives advice regarding director compensation, including peer company benchmarking.

Effective with the retirement of Mr. Hartnack, former Chair of the Board, and appointment of Ms. Keane as Executive Chair, Mr. Naylor became Lead Independent Director of the Board. In connection with Mr. Naylor’s new responsibilities, the Nominating and Corporate Governance Committee approved an additional annual Lead Independent Director cash retainer of $75,000.

During the July 2021 meeting, the Nominating and Corporate Governance Committee reviewed and approved proposals for changes to the compensation program for independent directors based on analysis of Synchrony’s peer group performed by the Board’s outside independent compensation consultant. Effective with the third quarter of 2021, the following changes were made: (1) the per meeting cash payment for committee members was replaced with an annual cash retainer of $20,000 for each member of the Audit and Risk Committees, and $15,000 for each member of other committees; (2) the chair cash retainer was increased to $40,000 for each Chair of the Audit and Risk Committees, and $25,000 for each Chair of other committees; and (3) annual compensation for each independent director was increased to $265,000, of which $100,000 is paid in cash and $165,000 is paid in RSUs. The RSUs are subject to a one-year vesting period and will be credited with amounts equivalent to any regular quarterly dividends paid on our common stock, which amounts will be reinvested in additional RSUs.

Independent directors can defer up to 80% of their annual cash compensation and RSUs into deferred stock units, which will be paid out after they leave our Board.

We require each independent director to own at least $375,000 in our common stock, RSUs or deferred stock units while a member of our Board. Each independent director has four years to satisfy this requirement. Individual and joint holdings of our common stock with immediate family members, including unvested time-based restricted stock, RSUs and deferred stock units count toward this requirement.

2022 ANNUAL MEETING AND PROXY STATEMENT / 59

COMPENSATION MATTERS

2021 INDEPENDENT DIRECTORS’ COMPENSATION TABLE

NAME OF DIRECTOR	FEES EARNED OR PAID IN CASH (1)	STOCK AWARDS (2)(3)	TOTAL

Hartnack(4)	$57,250	$65,056	$122,306

Naylor	$214,750	$150,100	$364,850

Guthrie	$143,000	$150,100	$293,100

Snowe	$145,500	$150,100	$295,600

Alves	$117,000	$150,100	$267,100

Coviello	$139,500	$150,100	$289,600

Graylin	$117,000	$150,100	$267,100

Richie	$138,000	$150,100	$288,100

Zane	$119,000	$150,100	$269,100

Aguirre	$120,500	$150,100	$270,600

Parker	$119,000	$150,100	$269,100

(1)	Amount of cash compensation received in 2021 for Board and committee service.

(2)

Aggregate grant date fair value of RSUs granted in 2021. Grant date fair value is calculated by multiplying the number of RSUs granted by the closing price of Synchrony common stock on the grant date, which was $40.66 for March 31, 2021 grants, $48.52 for June 30, 2021 grants, $48.88 for September 30, 2021 grants and $46.39 for December 31, 2021 grants.

(3)	As of December 31, 2021, each of our active non-employee directors had outstanding unvested equity awards (in the form of RSUs) of 3,282.

(4)	Mr. Hartnack retired from the Board on April 1, 2021.

60 / 2022 ANNUAL MEETING AND PROXY STATEMENT

COMPENSATION MATTERS

EQUITY COMPENSATION PLAN INFORMATION

2021 EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2021 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

	A	B	C

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (1)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN A)

Equity compensation plans approved by security holders	10,236,830	$32.36	39,895,916

Equity compensation plans not approved by security holders	—		—

Total	10,236,830	$32.36	39,895,916

(1)	This column includes 4,733,234 shares underlying stock options, 3,401,092 shares underlying RSUs and 2,102,504 shares underlying PSUs, in each case, awarded under the LTIP.

2022 ANNUAL MEETING AND PROXY STATEMENT / 61

COMPENSATION MATTERS

As of December 31, 2021, the weighted-average term of outstanding stock options was 5.46 years.

	2017	2018	2019	2020	2021

Beginning of the period available shares	3,340,083	46,839,931	45,115,124	43,581,766	41,798,948

2017 Amended Plan Additional Shares	46,000,000	0	0	0	0

New Shares Available	49,340,083	46,839,931	45,115,124	43,581,766	41,798,948

Granted: Stock Based (RSUs/PSUs)(1) and NQSOs

– RSUs	1,034,299	1,069,882	1,802,996	1,713,183	1,259,255

– PSUs	502,022	616,673	606,006	923,997	728,696

– NQSOs	1,369,269	1,782,601	0	0	847,500

Total	2,905,590	3,469,156	2,409,002	2,637,180	2,835,451

Cancelled: Stock Based (RSUs/PSUs) and NQSOs

– RSUs (2)	271,981	1,499,331	440,084	554,713	602,180

– PSUs	11,001	62,704	271,478	245,407	265,550

– NQSOs	122,456	182,313	164,082	54,242	64,690

Total	405,438	1,744,349	875,644	854,362	932,420

End of the period available shares	46,839,931	45,115,124	43,581,766	41,798,948	39,895,916

(1)	Includes new grants and dividend equivalents for existing grants.

(2)	Includes shares netted for taxes and shares forfeited.

CEO PAY RATIO

As required by the SEC and in accordance with its regulations and guidance, we determined the ratio of the annual total compensation of our CEO and the annual total compensation of our median employee using the following methodology.

We identified our median employee by using the target annual total compensation including retirement contributions from our global Human Resources Information System for all employees globally as of December 31, 2021.

We calculated the median employee’s annual total compensation in accordance with the SEC rules used to calculate the amount set forth in the “total” column of the Summary Compensation Table and added the value of benefits. Accordingly, our median employee’s total annual compensation was calculated as $50,316 including benefits.

With respect to the annual total compensation of our CEO, we used the amount reported in the “total” column of our Summary Compensation Table for 2021 and added the value of benefits. Accordingly, our CEO’s annual total compensation for purposes of the pay ratio determination was $8,903,000 including benefits.

Based on our CEO’s annual total compensation compared to the annual total compensation for our median employee, our estimated pay ratio for 2021 was 177:1.

62 / 2022 ANNUAL MEETING AND PROXY STATEMENT

AUDIT MATTERS

INDEPENDENT AUDITOR

The Audit Committee retained KPMG LLP (“KPMG”) to audit our consolidated financial statements for 2021. In addition, the Audit Committee retained KPMG to provide other auditing and advisory services in 2021. In selecting KPMG as the independent auditor for 2022, the Audit Committee considered, among other factors, KPMG’s performance during 2021, including that of the lead audit partner, its independence and its attention to quality control matters. We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of KPMG, our Audit Committee has restricted the non-audit services that KPMG may provide to us primarily to tax services and merger and acquisition due diligence and integration services. The Audit Committee also requires key KPMG partners assigned to our audit to be rotated at least every five years.

PRE-APPROVAL PROCESSES

The Audit Committee approves all audit engagement fees and terms. It is the Audit Committee’s policy to review and pre-approve all audit and non-audit services provided to the Company by KPMG on an engagement-by-engagement basis. To minimize relationships that could appear to impair KPMG’s objectivity, it is the Audit Committee’s practice to restrict the non-audit services that may be provided to the Company by KPMG primarily to tax services and merger and acquisition due diligence and integration services. The Chair of the Audit Committee is authorized to pre-approve any audit or non-audit service on behalf of the Audit Committee, provided such decisions are presented to the full committee at its next regularly scheduled meeting.

ACCOUNTING FEES AND SERVICES

The following table presents fees paid for the audit of our annual consolidated financial statements and all other professional services rendered by KPMG for the years ended December 31, 2021 and 2020.

	FOR THE YEARS ENDED DECEMBER 31,

	2021	2020

Audit fees	$4,610,321	$4,327,683

Audit-related fees	528,627	538,000

Tax fees	—	—

All other fees	—	—

Total fees	$5,138,948	$4,865,683

In the above table, in accordance with SEC rules, “Audit” fees are fees that we paid to KPMG for (i) the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and review of financial statements included in the Quarterly Reports on Form 10-Q for the first, second and third quarters of 2021, and (ii) services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements, including comfort letter procedures and consent-related procedures. “Audit-related” fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including agreed-upon procedures. “Tax” fees are fees for tax compliance, tax advice and tax planning, and “All other” fees are fees for any services not included in the first three categories.

HIRING RESTRICTIONS

The Audit Committee has adopted restrictions on our hiring of any KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of KPMG’s certification of the Company’s financial statements. These restrictions are contained in our Audit Committee Key Practices, which are published on the Company’s website at http://investors.synchrony.com under “Corporate Governance.”

2022 ANNUAL MEETING AND PROXY STATEMENT / 63

AUDIT MATTERS

ITEM 3—RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2022

We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2022. The Audit Committee has approved the selection of KPMG as our independent registered public accounting firm for 2022. KPMG is currently our independent registered public accounting firm.

THE AUDIT COMMITTEE AND THE BOARD RECOMMEND

A VOTE FOR

ratification of the selection of KPMG as our independent registered public accounting firm for 2022.

Although the Company is not required to seek stockholder approval of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the selection is not ratified, the Audit Committee will explore the reasons for stockholder rejection and whether it is appropriate to select another independent auditor.

We have been advised that representatives of KPMG will attend the Annual Meeting. They will have an opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The Audit Committee reviews and oversees the Company’s financial reporting process on behalf of the Board, including the selection, evaluation, compensation and oversight of our independent auditor. Management has the primary responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s internal control over financial reporting. KPMG, our independent auditor for 2021, has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee:

•	Has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2021;

•	Has discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301: Communications with Audit Committees;

•	Has discussed with KPMG its assessment of the effectiveness of the Company’s internal control over financial reporting;

•	Has received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and

•	Has discussed with KPMG its independence, taking into consideration the amount and nature of the fees paid to the firm for audit and non-audit services.

Based on the review and discussions described above, the Audit Committee has recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board.

Jeffrey G. Naylor, Chair

Paget L. Alves

Olympia J. Snowe

Ellen M. Zane

64 / 2022 ANNUAL MEETING AND PROXY STATEMENT

BENEFICIAL OWNERSHIP

At March 16, 2022, we had 506,222,525 shares of common stock outstanding.

The following table shows information regarding the beneficial ownership of our common stock by:

•	All persons known by us to own beneficially more than 5% of our common stock;

•	Our CEO and each of our named executive officers;

•	Each of our directors; and

•	All directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Synchrony common stock subject to options or RSUs held by that person that are currently exercisable or exercisable (or in the case of RSUs, vested or vest) within 60 days of the date of this proxy statement are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other stockholder. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Except as noted by footnote, all stockholdings are as of March 16, 2022, and the percentage of beneficial ownership is based on 506,222,525 shares of common stock outstanding as of March 16, 2022.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES	PERCENT OF TOTAL

The Vanguard Group—100 Vanguard Blvd., Malvern, PA 19355 (1)	65,499,366	12.9%

Capital World Investors—333 South Hope Street, 55th Fl, Los Angeles, CA 90071 (2)	50,314,580	9.9%

BlackRock, Inc.—55 East 52nd Street, New York, NY 10055 (3)	46,743,789	9.2%

FMR LLC—245 Summer Street, Boston, MA 02210 (4)	33,426,568	6.6%

Margaret M. Keane (5)	1,067,499	*

Brian D. Doubles (6)	434,843	*

Alberto Casellas (7)	53,869	*

Carol Juel (8)	92,479	*

Tom M. Quindlen (9)	201,105	*

Brian J. Wenzel, Sr. (10)	76,827	*

Fernando Aguirre (11)	23,944	*

Paget L. Alves (11)	11,850	*

Kamila Chytil (11)	0	*

Arthur W. Coviello, Jr. (11)	30,926	*

William W. Graylin (11)	50,028	*

Roy A. Guthrie (11)	11,045	*

Jeffrey G. Naylor (11)	43,286	*

P.W. “Bill” Parker (11)	12,858	*

Laurel J. Richie (11)	14,597	*

Olympia J. Snowe (11)	8,988	*

Ellen M. Zane (11)	847	*

All directors and executive officers as a group (23 persons)	2,774,655	*

*	Denotes less than 1.0%

2022 ANNUAL MEETING AND PROXY STATEMENT / 65

BENEFICIAL OWNERSHIP

(1)

Based on a Schedule 13G/A filed on February 10, 2022 by The Vanguard Group regarding its holdings, together with its subsidiaries, of our common stock as of December 31, 2021. The Schedule 13G/A discloses that the reporting entity had sole voting power as to none of the shares, shared voting power as to 894,632 of the shares, sole dispositive power as to 63,203,840 of the shares and shared dispositive power as to 2,295,526 of the shares.

(2)

Based on a Schedule 13G/A filed on February 11, 2022 by Capital World Investors regarding its holdings of our common stock as of December 31, 2021. The Schedule 13G discloses that the reporting entity had sole voting power as to 50,314,580 of the shares, shared voting power as to none of the shares, sole dispositive power as to 50,314,580 of the shares and shared dispositive power as to none of the shares.

(3)

Based on a Schedule 13G/A filed on February 3, 2022 by BlackRock, Inc. regarding its holdings, together with its subsidiaries, of our common stock as of December 31, 2021. The Schedule 13G/A discloses that the reporting entity had sole voting power as to 39,981,213 of the shares, shared voting power as to none of the shares, sole dispositive power as to 46,743,789 of the shares and shared dispositive power as to none of the shares.

(4)

Based on a Schedule 13G/A filed on February 9, 2022 by FMR LLC regarding its holdings, together with certain of its subsidiaries and affiliates, of our common stock as of December 31, 2021. The Schedule 13G/A discloses that the reporting entity had sole voting power as to 5,665,177 of the shares, shared voting power as to none of the shares, sole dispositive power as to 33,426,568 of the shares and shared dispositive power as to none of the shares.

(5)

Includes 30,379 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 64,509 stock options that vested on April 1, 2022. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(6)	Includes 16,047 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 13,511 stock options that vested on April 1, 2022.

(7)	Includes 2,581 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 4,500 stock options that vested on April 1, 2022.

(8)	Includes 3,996 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 6,952 stock options that vested on April 1, 2022.

(9)	Includes 6,639 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 11,577 stock options that vested on April 1, 2022.

(10)	Includes 1,989 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 3,463 stock options that vested on April 1, 2022.

(11)	Includes 847 restricted stock units that vested on March 31, 2022.

66 / 2022 ANNUAL MEETING AND PROXY STATEMENT

BENEFICIAL OWNERSHIP

RELATED PERSON TRANSACTIONS

There were no transactions or proposed transactions between the Company and any officer, director or nominee for director, any stockholder beneficially owning more than 5% of any class of our voting stock or any immediate family member of any of them, since January 1, 2021, of the type or amount required to be disclosed under the applicable SEC rules.

RELATED PERSON TRANSACTIONS POLICY

Our Board has adopted a written policy for the review, approval or ratification of transactions (known as “related person transactions”) between us or any of our subsidiaries and any related person, in which the amount involved since the beginning of our last completed fiscal year will or may be expected to exceed $120,000 and in which one of our executive officers, directors or nominees for director, or stockholders beneficially owning more than 5% of any class of our voting stock (or an immediate family member of any of the foregoing has a direct or indirect material interest). Since January 1, 2021, no transaction has been identified as a related person transaction.

The policy calls for related person transactions to be reported to, reviewed and, if deemed appropriate, approved or ratified by, the Nominating and Corporate Governance Committee. In determining whether or not to approve or ratify a related person transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems important, whether the related person transaction is in our best interests and whether the transaction is on terms no less favorable than terms generally available to us from an unaffiliated third party under the same or similar circumstances. In the event a member of the Nominating and Corporate Governance Committee is not disinterested with respect to the related person transaction under review, that member may not participate in the review, approval or ratification of that related person transaction.

Certain decisions and transactions are not subject to the related person transaction approval policy, including: (i) decisions on compensation or benefits relating to our directors or executive officers or the hiring or retention of our executive officers, (ii) decisions relating to pro rata distributions to all our stockholders, (iii) indebtedness transactions with the Bank made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and not presenting more than the normal risk of collectability or other unfavorable features, and (iv) deposit transactions with the Bank made in the ordinary course of business and not paying a greater rate of interest on the deposits of a related person than the rate paid to other depositors on similar deposits with the Bank.

Certain of our directors and executive officers and certain members of their immediate families have received extensions of credit from us in connection with credit card transactions. The extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates, as those prevailing at the time for comparable transactions with other persons not related to us and did not involve more than the normal risk of collectability or present other unfavorable terms.

Future extensions of credit of this nature are not subject to the related person transaction approval policy.

2022 ANNUAL MEETING AND PROXY STATEMENT / 67

FREQUENTLY ASKED
QUESTIONS ABOUT THE
ANNUAL MEETING
(“FAQS”)

VOTING INFORMATION

WHO IS ENTITLED TO VOTE AT THE

ANNUAL MEETING?

Holders of our common stock as of the close of business on the record date, which is March 24, 2022, are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were 506,222,813 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

HOW DO I VOTE AT THE ANNUAL MEETING?

Stockholders of record can vote in one of four ways:

BY MAIL
You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope (such proxy card must be received by May 18, 2022).
BY TELEPHONE
You may use the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card up until 11:59 p.m., Eastern Time, on May 18, 2022.
BY THE INTERNET
In Advance
You may vote online by visiting the internet website address indicated on your Notice or proxy card or scan the QR code indicated on your Notice or proxy card with your mobile device, and follow the on-screen instructions until 11:59 p.m., Eastern Time, on May 18, 2022.

At the Annual Meeting

You may attend the virtual Annual Meeting by visiting this internet website address: www. virtualshareholdermeeting.com/SYF2022.

Voting instructions (including instructions for both telephonic and internet voting) are provided on the Notice and the proxy card. The telephone and internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded.

If your shares are held through a bank, broker, fiduciary or custodian (which we refer to in this proxy statement as a “broker”), please follow the voting instructions on the form you receive from such institution.

WHAT IF MY SHARES OF THE COMPANY’S COMMON STOCK ARE HELD FOR ME BY A BROKER?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide your broker with instructions as to how to vote such shares, your broker will only be able to vote your shares at its discretion on certain “routine” matters as permitted by NYSE rules. The proposal to ratify the appointment of KPMG is the only proposal considered a routine matter to be presented at the Annual Meeting. Brokers will not be permitted to vote your shares on any of the other matters presented at the Annual Meeting. If you do not provide voting instructions on these matters, including the election of the Director Nominees named herein, the shares will be considered “broker non-votes” with respect to such matters.

68 / 2022 ANNUAL MEETING AND PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS (“FAQS”)

WHAT IF I DO NOT VOTE OR DO NOT INDICATE HOW MY SHARES SHOULD BE VOTED ON MY PROXY CARD?

If a stockholder does not return a signed proxy card or submit a proxy by telephone or the internet, and does not attend the meeting and vote, his or her shares will not be voted or counted as present for purposes of establishing a quorum at the Annual Meeting. Shares of our common stock represented by properly executed proxies received by us and not subsequently revoked will be voted at the Annual Meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board recommends on such proposal. In addition, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretion to vote your shares in their best judgment on such matter.

HOW CAN I CHANGE MY VOTES OR REVOKE MY PROXY AFTER I HAVE VOTED?

Any proxy signed and returned by a stockholder or submitted by telephone or via the internet may be revoked or changed at any time before it is exercised by mailing a written notice of revocation or change to our Corporate Secretary at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 or by executing and delivering a later-dated proxy (either in writing, by telephone or via the internet).

WILL MY VOTES BE PUBLICLY DISCLOSED?

No. Stockholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed and are available only to the inspector of election and certain employees, who are obligated to keep such information confidential.

WHAT IF OTHER MATTERS COME UP DURING THE ANNUAL MEETING?

If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote your shares on such matters in accordance with their best judgment.

WHAT CONSTITUTES A QUORUM AT THE ANNUAL MEETING?

The presence at the Annual Meeting, in person or represented by proxy, of the holders of a majority in voting power of the outstanding capital stock issued and entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions are counted for purposes of determining whether a quorum is present. As explained above under “What if my shares of the Company’s common stock are held for me by a broker?,” if brokers exercise their discretionary voting authority on the ratification of the appointment of KPMG, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the

Annual Meeting.

HOW MANY VOTES ARE REQUIRED TO APPROVE EACH MATTER TO BE CONSIDERED AT THE ANNUAL MEETING?

VOTING ITEM	VOTING STANDARD	TREATMENT OF ABSTENTIONS AND BROKER NON-VOTES	BOARD RECOMMENDATION

Election of directors named in this proxy statement	Majority of votes cast	Not counted as votes cast and therefore will have no effect	FOR

Advisory approval of our named executives’ compensation	Majority of votes cast	Not counted as votes cast and therefore will have no effect	FOR

Auditor ratification	Majority of votes cast	Not counted as votes cast and therefore will have no effect	FOR

2022 ANNUAL MEETING AND PROXY STATEMENT / 69

FREQUENTLY ASKED QUESTIONS (“FAQS”)

WHO WILL COUNT THE VOTE?

Votes will be tabulated by Broadridge. The Board has appointed a representative of Broadridge to serve as the Inspector of Elections.

WILL A LIST OF STOCKHOLDERS BE MADE AVAILABLE?

We will make a list of stockholders available for 10 days prior to the Annual Meeting at our offices located at 777 Long Ridge Road, Stamford, Connecticut 06902. Please contact Synchrony’s Corporate Secretary by telephone at (203) 585- 2400 if you wish to inspect the list of stockholders prior to the Annual Meeting. This list will also be available during the Annual Meeting at www. virtualshareholdermeeting.com/SYF2022.

PROXY SOLICITATION AND DOCUMENT REQUEST INFORMATION

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF PRINTED PROXY MATERIALS?

The SEC permits companies to furnish proxy materials to stockholders by providing access to these documents over the internet instead of mailing printed copies, which can reduce costs of printing and impact on the environment. Accordingly, we have mailed a Notice to some of our stockholders. All stockholders can access our proxy materials on the internet website referred to in the Notice. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for obtaining such materials included in the Notice.

MULTIPLE INDIVIDUALS RESIDING AT MY ADDRESS ARE BENEFICIAL OWNERS OF THE COMPANY’S COMMON STOCK, SO WHY DID WE RECEIVE ONLY ONE MAILING?

The SEC permits companies to deliver a single Notice or set of Annual Meeting materials to an address shared by two or more stockholders. This delivery method is referred to as “householding.” We have delivered only one such Notice or set of Annual Meeting materials to some stockholders who share an address unless we received contrary instructions from the affected stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of such Notice or Annual Meeting materials to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of such Notice or Annual Meeting materials, please contact our Corporate Secretary by telephone at (203) 585-2400 or in writing at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902.

If you are currently a stockholder sharing an address with another stockholder receiving multiple copies of Notices or Annual Meeting materials and wish to receive only one copy for your household, please contact the Company at the above phone number or address.

WHO IS SOLICITING MY PROXY AND WHO PAYS TO PREPARE, MAIL AND SOLICIT THE PROXIES?

The Board is soliciting proxies from the Company’s stockholders for the Annual Meeting. We will bear the costs of solicitation of proxies for the Annual Meeting, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the annual report, the proxy card and any additional information furnished to stockholders. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners.

However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies. In addition, we have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies for an aggregate fee of $20,000, plus reasonable out-of-pocket expenses.

INFORMATION ABOUT ATTENDING THE 2022 ANNUAL MEETING

HOW CAN I ATTEND THE ANNUAL MEETING?

Stockholders as of the record date and/or their authorized representatives are permitted to attend our Annual Meeting. The Annual Meeting will be conducted entirely over an internet website, at the following address: www.virtualshareholdermeeting. com/SYF2022. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www. virtualshareholdermeeting.com/ SYF2022 and using your 16-digit control number, located on the Notice and the proxy card, to enter the meeting.

70 / 2022 ANNUAL MEETING AND PROXY STATEMENT

ADDITIONAL INFORMATION

OTHER BUSINESS

The Board has no knowledge of any other matter to be submitted at the Annual Meeting. If any other matter shall properly come before the Annual Meeting, including a question of adjourning or postponing the meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

ANNUAL REPORT AND COMPANY INFORMATION

A copy of our 2021 Annual Report is being furnished to stockholders concurrently herewith. Our Annual Report and other reports we file with the SEC are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC at http://investors.synchrony.com under “SEC Filings.”

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 no later than December 7, 2022. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder for consideration at our 2023 annual meeting but not for inclusion in our proxy statement for such annual meeting, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws no earlier than January 19, 2023, nor later than February 18, 2023. Such notice must contain the information required by our laws.

Stockholders who intend to submit director nominees for inclusion in our proxy statement for the 2023 annual meeting must comply with the requirements of proxy access as set forth in our Bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company not earlier than November 7, 2022, nor later than December 7, 2022. Stockholders who wish to propose director nominees at the 2023 annual meeting but not include such nominees in our proxy statement must deliver notice to the Company at its principal executive offices no earlier than January 19, 2023, nor later than February 18, 2023, and such notice must otherwise comply with our Bylaws.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING TO BE HELD ON MAY 19, 2022

Our proxy materials relating to our Annual Meeting (Notice, proxy statement and annual report) are available at www.proxyvote.com.

2022 ANNUAL MEETING AND PROXY STATEMENT / 71

synchrony.com

SYNCHRONY FINANCIAL

777 LONG RIDGE ROAD

STAMFORD, CT 06902

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SYF2022

You may attend the Meeting via the internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by internet or telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D74599-P64935                                     KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYNCHRONY FINANCIAL

The Board of Directors recommends a vote FOR all nominees and FOR Items 2 and 3.

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Margaret M. Keane	☐	☐	☐

	1b.	Fernando Aguirre	☐	☐	☐

	1c.	Paget L. Alves	☐	☐	☐

	1d.	Kamila Chytil	☐	☐	☐

	1e.	Arthur W. Coviello, Jr.	☐	☐	☐

	1f.	Brian D. Doubles	☐	☐	☐

	1g.	William W. Graylin	☐	☐	☐

	1h.	Roy A. Guthrie	☐	☐	☐

	1i.	Jeffrey G. Naylor	☐	☐	☐

	1j.	Bill Parker	☐	☐	☐

			For	Against	Abstain

	1k.	Laurel J. Richie	☐	☐	☐

	1l.	Ellen M. Zane	☐	☐	☐

2.	Advisory Vote to Approve Named Executive Officer Compensation		☐	☐	☐

3.	Ratification of Selection of KPMG LLP as Independent Registered Public Accounting Firm of the Company for 2022		☐	☐	☐

NOTE: Any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

All shares will be voted as instructed above. In the absence of instructions, all shares will be voted with respect to registered stockholders that return a signed proxy card, FOR all nominees listed in Item 1, FOR Item 2, and FOR Item 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

SYNCHRONY FINANCIAL

2022 ANNUAL MEETING OF STOCKHOLDERS

MAY 19, 2022

11:00 A.M., EASTERN TIME

www.virtualshareholdermeeting.com/SYF2022

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 P.M., Eastern Time on May 18, 2022.

Your internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

D74600-P64935

PROXY
FOR ANNUAL MEETING OF STOCKHOLDERS
SYNCHRONY FINANCIAL
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Brian D. Doubles, Jonathan S. Mothner, and Brian J. Wenzel, Sr., and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Synchrony Financial held of record by the undersigned as of March 24, 2022, at the 2022 Annual Meeting of Stockholders to be held on May 19, 2022, beginning at 11:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/SYF2022, and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, FOR Item 2, and FOR Item 3.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of Synchrony Financial written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

Continued and to be signed on reverse side